UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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Mannatech, Incorporated
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FLOWER MOUND, TEXAS

April 20, 2018

Dear Shareholder:

This letter extends to you a personal invitation to join us at our 2018 Annual Shareholders’ Meeting on Wednesday, June 6, 2018, at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas 76051.

The purpose of this year’s meeting is to (i) elect three Class I directors, (ii) ratify the appointment of our independent registered public accounting firm, and (iii) hold an advisory vote on executive compensation (“Say-on-Pay”).

We have enclosed with this letter an official notice of our 2018 Annual Shareholders’ Meeting and proxy statement, which contains further information about the items to be voted on and information about the meeting itself, including a description of the matters to be considered and acted on at our 2018 Annual Shareholders’ Meeting.

REMEMBER, regardless of the number of shares that you hold, your vote is very important to our business and to us. Whether or not you plan to attend our 2018 Annual Shareholders’ Meeting, we urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have previously given your proxy.

We want to thank you for your ongoing support and we hope to see you at our 2018 Annual Shareholders’ Meeting.

Sincerely,

J. Stanley Fredrick Chairman of the Board of Directors

MANNATECH, INCORPORATED
NOTICE OF OUR 2018 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 6, 2018

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The 2018 Annual Shareholders’ Meeting of Mannatech, Incorporated will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas, on Wednesday, June 6, 2018, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	Proposal 1 - To elect Messrs. Larry Jobe, Kevin Robbins, and Gerald Gilbert as Class I directors;

•	Proposal 2 - To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018;

•	Proposal 3 – To hold an advisory vote on executive compensation (“Say-on-Pay”);
and

•	To act upon such other matters as may properly come before our annual meeting.

Our Board of Directors has set the close of business on April 9, 2018 as the record date for the determination of shareholders entitled to receive notice of and to vote at our 2018 Annual Shareholders’ Meeting or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Flower Mound, Texas
April 20, 2018

IMPORTANT

Whether or not you expect to attend the 2018 Annual Shareholders’ Meeting, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on June 6, 2018, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the 2018 Annual Shareholders’ Meeting or revoking your prior vote and voting at the 2018 Annual Shareholders’ Meeting.

In accordance with rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2017, over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

MANNATECH, INCORPORATED
1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028

PROXY STATEMENT FOR OUR 2018 ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD ON JUNE 6, 2018

GENERAL INFORMATION ABOUT OUR 2018 ANNUAL SHAREHOLDERS’ MEETING

General Information

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use at our 2018 Annual Shareholders’ Meeting to be held on June 6, 2018 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center located at 1209 South Main Street, Grapevine, Texas. The Notice of Internet Availability of Proxy Materials is being mailed or delivered on or about April 20, 2018, to shareholders of record owning our common stock on the close of business on April 9, 2018. Paper copies of our proxy materials are being mailed or delivered on or about April 20, 2018, to shareholders of record who have previously requested to receive paper copies of proxy materials. The list of frequently asked questions is attached to this proxy statement as Appendix A. Unless otherwise stated, all references in this proxy statement to “Mannatech,” the “Company,” “us,” “our,” or “we” are to Mannatech, Incorporated, a Texas corporation.

Shareholders Entitled to Vote

Shareholders who owned our common stock as of the close of business on April 9, 2018, the record date, are called “shareholders of record” and are entitled to vote at the 2018 Annual Shareholders’ Meeting. As of April 9, 2018, we had 2,719,271 outstanding shares of our common stock, $0.0001 par value per share, which is our only class of outstanding voting securities. As of April 9, 2018, we had 1,473 shareholders of record. Each share of our common stock entitles a shareholder to one vote. A complete list of direct shareholders entitled to vote at the 2018 Annual Shareholders’ Meeting will be available for examination by shareholders for purposes pertaining to the 2018 Annual Shareholders’ Meeting at our corporate headquarters in Flower Mound, Texas during normal business hours from, May 25, 2018 until June 5, 2018. The shareholder list will also be available for review prior to and during the 2018 Annual Shareholders’ Meeting to be held on June 6, 2018. A shareholder who wants to examine the list prior to our Annual Shareholders’ Meeting should arrange an appointment by contacting our Investor Relations department at (972) 471-6512.

Voting in Person

If you are a shareholder of record and plan to attend the 2018 Annual Shareholders’ Meeting, you may deliver your completed and signed proxy card in person. If a broker or bank holds your Mannatech shares in street name, and you wish to vote in person at the 2018 Annual Shareholders’ Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the 2018 Annual Shareholders’ Meeting.

Voting by Proxy

The proxy process is the means by which shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled shareholder meeting, describe the proposals to be voted on by shareholders at the meeting and include other information required to be disclosed to shareholders. Shareholders may vote by telephone, through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person.

By executing a proxy, you authorize Robert Toth to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business may be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or our shareholders.

Properly executed votes by proxy received prior to or at the 2018 Annual Shareholders’ Meeting on June 6, 2018 or at any adjournment(s) or postponement(s) thereof will be counted by Broadridge Financial Solutions, Inc., our Inspector of Elections. If a shareholder specifies how such shareholder’s proxy-vote is to be cast on any business to come before the meeting, such proxy-vote will be voted in accordance with such specifications. If no specification is made on a properly executed proxy card, the shareholder’s vote by proxy will be voted “FOR” each of our 3 proposals consistent with the recommendations made by the Board and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the 2018 Annual Shareholders’ Meeting. Other than the proposals described in this proxy statement, we are not aware of any other matters to be presented at the 2018 Annual Shareholders’ Meeting.

Revoking or Changing a Proxy

A shareholder may revoke a vote by proxy at any time prior to the 2018 Annual Shareholders’ Meeting. If you are a shareholder of record with direct ownership over your Mannatech common stock, your proxy can be revoked by (i) timely delivery of a written revocation delivered to Erin K. Barta, General Counsel and Corporate Secretary, Mannatech, Incorporated, 1410 Lakeside Parkway, Suite 200, Flower Mound Texas 75028; (ii) submission of another valid proxy bearing a later date; or (iii) attendance at the 2018 Annual Shareholders’ Meeting in person and notice to the Inspector of Elections that you intend to vote your shares in person. If your Mannatech shares are held in street name by a broker or bank (“broker”), you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the 2018 Annual Shareholders’ Meeting and voting in person.

Effects of Not Voting

The effect of not voting depends on how you own your shares. If you own shares directly, as a holder of record, rather than indirectly through a broker of record, your unvoted shares will not be represented at our meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described below, if you own your shares through a broker and you do not vote, your broker may or may not vote your shares, depending upon the proposal.

If you own your shares through a broker and you do not vote, your broker may vote your shares at its discretion on “routine matters.” However, with respect to other proposals, a broker may not vote a non-voting shareholder’s shares. With respect to proposals on which a broker may not vote a non-voting shareholder’s shares, the aggregate number of non-voted shares is reported as “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) and counted only for purposes of determining a quorum.

If you do not vote your shares on Proposal 1 (Election of Directors) and Proposal 3 (“Say-on-Pay” Advisory Vote), your brokerage firm cannot vote them for you and they will remain unvoted. Therefore, it is very important that you vote your shares for all proposals. Proposal 2 (Ratification of Auditors) set forth in this proxy statement is a routine matter on which brokers will be permitted to vote your shares at the broker’s discretion if you do not provide your broker with instructions on how to vote on this matter.

Direct Ownership

For the purpose of determining how to vote your shares at the 2018 Annual Shareholders’ Meeting, registered holders of record are deemed to have “direct ownership” over their Mannatech shares if they hold their shares directly in their name. This is typically evidenced by the receipt of our mailings directly from us or from our transfer agent, Computershare.

Beneficial Ownership

For the purposes of determining how to vote your shares at the 2018 Annual Shareholders’ Meeting, you are deemed to have “beneficial ownership” over your Mannatech shares if you: (i) previously deposited your stock certificates with a broker; (ii) purchased your shares directly through a broker; or (iii) sent your stock certificates to a broker to be deposited into your brokerage account. Beneficial ownership is typically evidenced by a shareholder’s receipt of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc.

As a beneficial owner, a shareholder still holds Mannatech shares, but neither we nor our transfer agent has access to any list of individual shareholders’ names from the various brokers of record. The only information our transfer agent has concerning shareholders who own stock through a broker is the broker’s name, the aggregate total number of shares held by each broker on behalf of their clients, and the aggregate number of votes cast for any of our proposals.

WE CAUTION OUR SHAREHOLDERS THAT each brokerage firm has a unique set of voting instructions. As a result, a shareholder should always read all the information provided in each of the proxy information packets received and follow the specific voting instructions enclosed in each packet with respect to applicable telephone numbers, Internet addresses, mailing addresses, and attending or voting at the 2018 Annual Shareholders’ Meeting.

If a shareholder receives more than one proxy information packet, such shareholder’s shares are registered in more than one account. Again, remember that each proxy information packet may have different voting instructions, account or control numbers, mailing addresses, Internet addresses, and telephone numbers. As a result, each shareholder should be cautioned to use only the set of voting instructions, account and control numbers, addresses, and telephone numbers provided in such shareholder’s proxy information packet to ensure such shareholder’s vote for all of its owned shares is properly included in the tabulation of votes for our meeting.

Beneficial shareholders are also instructed to read their proxy-voting card instructions given to them by their brokers or their brokers’ solicitors prior to the meeting in order to obtain instructions on how to vote at the meeting. If a beneficial shareholder does not follow the brokers’ specific instructions, our Inspector of Elections is not allowed to count such beneficial shareholder’s vote by ballot at the 2018 Annual Shareholders’ Meeting.

Tabulating the Votes

A representative from Broadridge Financial Solutions, Inc., which will act as our Inspector of Elections, is responsible for tabulating the votes for the 2018 Annual Shareholders’ Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of April 9, 2018, our record date, is necessary to establish a quorum for the 2018 Annual Shareholders’ Meeting. Abstentions and “broker non-votes,” if any, will be counted as shares present and entitled to vote for purposes of determining a quorum for the 2018 Annual Shareholders’ Meeting. A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2018 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter. If a proxy-voting card is signed by the shareholder but submitted without specific voting instructions, the shareholder’s vote will automatically be counted as a vote “FOR ALL” on Proposal 1 (Election of Directors), and “FOR” on Proposal 2 (Ratification of Auditors) and “FOR” on Proposal 3 (“Say-on-Pay” Advisory Vote) . If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Directors) or Proposal 3 (“Say-on-Pay” Advisory Vote), but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).

For Proposal 1 (Election of Directors) — Assuming a quorum is obtained, our Class I directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote. This means that the three nominees receiving the highest number of affirmative votes at the meeting will be elected as our three Class I directors. Votes marked “FOR ALL” will be counted in favor of all three nominees. Votes marked “WITHHOLD ALL” will be counted against all three nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of three nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the three nominees, the shareholder should list the name of the one nominee for whom the vote is withheld and write-in one additional name for nominee to the Board.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” PROPOSAL 1.)

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2018, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2018. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.)

For Proposal 3 (“Say-on-Pay” Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3 the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

(THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.)

Solicitation of Proxy-Votes

We may solicit proxy-votes through the mail, in person, and by telecommunications. We will bear all expenses in preparing, printing, and mailing the proxy materials to our shareholders.

Admission and Voting at Our 2018 Annual Shareholders’ Meeting

Voting at the 2018 Annual Shareholders’ Meeting is limited to shareholders of record having evidence of ownership as of the record date, April 9, 2018. If your shares are NOT held in your name, we may require you to show evidence of your ownership at our meeting. Evidence typically includes your proxy-voting card or your brokerage statement showing proof of stock ownership as of the close of business on April 9, 2018, such as your March 2018 brokerage statement or a printout of shares held at the close of April 9, 2018. At our 2018 Annual Shareholders’ Meeting, shareholders of record will receive a ballot upon verification of stock ownership.

We will not allow any cameras or recording equipment in the meeting room. As a courtesy and as time permits, we will provide a brief question and answer period for our shareholders of record.

Shareholders of record will be given ballots upon verification of stock ownership. REMEMBER that beneficial shareholders must obtain a power of attorney form or legal proxy from their brokers prior to the meeting in order for their votes by ballot to be counted since their brokers may have already reported their shares as “broker non-votes”. Prior to our June 6, 2018 meeting, beneficial shareholders are strongly urged to read their proxy-voting card instructions on how to vote at our 2018 Annual Shareholders’ Meeting. They should also contact their brokers by the Monday prior to our 2018 Annual Shareholders’ Meeting to ensure they obtain the proper paperwork in order to vote at our meeting. If a beneficial shareholder does not follow its broker’s instructions, our Inspector of Elections will not count such shareholder’s vote by ballot at the 2018 Annual Shareholders’ Meeting. The instructions are usually located on the back of each proxy-voting card.

Shareholder Procedures for Nominating Board Members or Introducing Proposals

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a shareholder intends to present at the 2019 Annual Shareholders’ Meeting and wishes to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 Annual Shareholders’ Meeting must be received no later than December 21, 2018. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Corporate Secretary by mail at 1410 Lakeside Parkway, Suite 200, Flower Mound, Texas 75028.
Requirements for Other Shareholder Proposals to Be Brought Before the 2019 Annual Shareholders’ Meeting and Director Nominations. Notice of any proposal that a shareholder intends to present at the 2019 Annual Shareholders’ Meeting, but does not intend to have included in the proxy statement and form of proxy relating to the 2019 Annual Shareholders’ Meeting, as well as any director nominations, must be delivered to the Company’s Corporate Secretary by mail at 1410 Lakeside Parkway, Suite 200, Flower Mound, Texas 75028, not earlier than the opening of business on February 6, 2019, and not later than the close of business March 8, 2019. The notice must be submitted by a shareholder of record and must set forth the information required by our Fifth Amended and Restated Bylaws, dated August 25, 2014 (our “Bylaws”), with respect to each director nomination or other proposal that the shareholder intends to present at the 2019 Annual Shareholders’ Meeting. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

A copy of our Bylaws is published on our corporate website or may be obtained upon written request to our General Counsel at our United States headquarters located at 1410 Lakeside Parkway, Suite 200, Flower Mound, Texas 75028. In addition, our Bylaws were filed as Exhibit 3.1 to our Form 8-K filed with the SEC on August 27, 2014.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide for a classified Board, divided into three staggered classes – I, II, and III. The terms of office for each of these classes are scheduled to expire on the date of our annual shareholders’ meeting in 2018, 2019, and 2020, respectively. Class I is comprised of three directors with all three Class I board seats being up for election at the 2018 Annual Shareholders’ Meeting.

Nominees. The Board has nominated Messrs. Larry Jobe, Kevin Robbins and Gerald Gilbert as nominees for election as our Class I directors. Once elected, our Class I directors’ term will expire on the earlier of the date of our 2021 Annual Shareholders’ Meeting or the date of such director’s disqualification, resignation, death, or removal. Each nominee’s biographical information is as follows:

•
Larry A. Jobe has served as a Class I director since January 4, 2006. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe also serves on the Nominating/Governance and Compliance committee, Compensation and Stock Option Plan Committee, Science and Marketing Committee and the Associate Compliance committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. He is also a founder and Board Member of Peloton College, a for-profit accredited career school, since October 2005. From 1973 to 1991, he served in various capacities, including as member of the Executive committee and Chairman of the Strategic Planning Committee with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe previously served as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. In addition, Mr. Jobe served as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member from July 2005 through December 2014. He is a member of the Board of the Dallas Seminary Foundation. He received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe maintained an active Certified Public Account (CPA) license from 1962 to 2002 and currently maintains his license on an inactive or retired status.

•
Kevin Robbins, son of Mannatech co-founder Ray Robbins, was appointed to the Board in December 2016 as a Class I director. He also serves on the Science and Marketing Committee. He began his part-time career as an independent associate for the Company in 1994. By 1996, Mr. Robbins was able to dedicate his career as an independent associate for the Company on a full-time basis. In 2003, he was awarded as the global recipient of the Ray Robbins Giving Spirit Award. In 2000, Mr. Robbins was elected to represent the Company’s North America field as part of the North American Advisory Council. He originally served five years on the advisory council and was later re-elected for another three-year term. As part of the advisory council, Mr. Robbins served as Chairman for five years where he worked closely with the Company to develop new compensation plans, new incentive programs, and training programs with respect to Associates in North America.  In 2012, he was recognized as one of the Top Global Business Builders of the Year by Mannatech. Prior to joining Mannatech, Mr. Robbins worked as a Realtor for Coldwell Banker.  He earned Rookie of the Year and Top Listing agent for his branch.   He was introduced to the direct sales industry when he was just 20 years old as a sales representative of Cutco and later as Area Sales Manager.  Mr. Robbins earned a Bachelor of Business Administration in Marketing at The University of Texas at Arlington.

•
Gerald Gilbert, has served as a Class I director since June 2003 and he is the Chairman of the Nomination/Governance and Compliance Committee. He also serves on the Audit Committee, the Compensation and Stock Option Plan Committee, Associate Compliance Committee and the Science and Marketing Committee. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P., now known as Hogan Lovells L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit.” He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.

(THE BOARD RECOMMENDS A VOTE “FOR ALL” TO ELECT ALL THREE OF THE NOMINEES.)

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neither our Articles of Incorporation, Bylaws, nor any other applicable legal requirements require shareholder ratification of the selection of our independent registered public accounting firm. However, the Board, as a matter of good corporate governance, has always sought shareholder ratification of the appointment of our independent registered public accounting firm. The Board is seeking shareholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. In the event our shareholders do not ratify our appointment of BDO USA, LLP, the Audit Committee and the Board will reconsider the appointment.

Our Audit Committee appoints our independent registered public accounting firm on an annual basis. The decision is based on a number of factors including the scope of the audit, the independence of the auditors, the estimated audit fees, and any non-auditing services that are performed by the independent registered public accounting firm.

Representatives from BDO USA, LLP will attend the 2018 Annual Shareholders’ Meeting and will have the opportunity to make a statement, if they so desire. They will also be available to respond to any appropriate questions from our shareholders.

Pre-Approval Policies and Procedures

Our Audit Committee must preapprove all services provided by our independent registered public accounting firm. The non-audit services, specified in Section 10A(g) of the Exchange Act may not be provided by our independent registered public accounting firm.

Each year, the approval of the estimated annual audit, audit-related services, and routine tax services takes place at an Audit Committee meeting. In addition, during the course of the year, requests for unforeseen or additional allowable services to be provided by our independent registered public accounting firm must be preapproved by our Audit Committee, except for those qualifying for the “de minimis exception.” The de minimis exception provides that the pre-approval requirements for certain non-audit services may be waived if:

•
the aggregate amount of such non-audit services provided constitutes not more than 5% of the total fees paid to our independent registered public accounting firm in the calendar year that such non-audit services are provided;

•	such services were recognized as non-audit services at the time they were provided; and

•	such services are promptly brought to the attention of our Audit Committee.

Our Audit Committee may delegate to its Chairman the authority to grant pre-approvals. In such event, the decisions of the Chairman of the Audit Committee regarding pre-approvals will then be presented to our full Audit Committee at the next scheduled meeting.

Our independent registered public accounting firm provides a revised estimate for the year, by project, for all planned and approved services to our Chief Financial Officer prior to each Audit Committee annual planning meeting. The revised estimate is then reviewed at our Audit Committee annual planning meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

For the years ended December 31, 2017 and 2016, we were billed the following fees by our current independent registered public accounting firm, BDO USA, LLP as follows:

Type of Service	2017	2016
	(in thousands)
Audit Fees, including the audit of our consolidated financial statements and annual report on Form 10-K, review of our quarterly financial statements and quarterly reports filed on Form 10-Q, and international statutory audits	$781	$675
Audit-Related Fees, including fees related to the annual audit of employee 401(k) benefit plan	15	16
Tax Fees, including fees for tax services, tax advice, transfer pricing, state, and international tax consultation	12	23
All Other Fees, related to all other services including expatriation issues and miscellaneous consulting and advisory services	—	—
Total Fees	$808	$714

The “de minimis exception” described above was not used for any fees paid to BDO USA, LLP in 2017 and 2016. All fees were pre-approved by our Audit Committee. As of March 5, 2018, we were advised by BDO USA, LLP that neither the firm, nor any member of its firm, had any direct or indirect financial interest in any capacity in our Company. The members of our Audit Committee believe the payment of all fees set forth above did not prohibit BDO USA, LLP from maintaining its independence.

(THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.)

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

In accordance with Section 14A(a)(1) of the Exchange Act implementing Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are submitting to our shareholders the opportunity to vote on a non-binding advisory resolution to approve the compensation program for our Named Executive Officers, which is described in the section titled “Executive Compensation” in this Proxy Statement. At our 2013 Annual Shareholders’ Meeting, shareholders recommended, on an advisory basis, an annual frequency of shareholder advisory votes on executive compensation. The Company intends to follow the shareholders’ recommendation and include a shareholder advisory vote on executive compensation on an annual basis until the next required “Say-on-Frequency” vote. Accordingly, the following resolution is submitted for a shareholder advisory vote at the 2018 Annual Shareholders’ Meeting:

“RESOLVED, that the shareholders of Mannatech, Incorporated approve, on an advisory basis, the overall compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the regulations promulgated by the SEC, including the section entitled “Executive Compensation,” and the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth in the Proxy Statement for the 2018 Annual Shareholders’ Meeting.”

As described in the section titled “Executive Compensation” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate, and retain talented and experienced executives and to motivate them to achieve short-term and long-term objectives that enhance shareholder value.

This vote is merely advisory and will not be binding upon the Company and the Board. However, the Compensation and Stock Option Plan Committee, which is responsible for designing and administering the Company’s executive compensation program, values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

(OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “SAY-ON-PAY”.)

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for our directors, officers, and employees, which, in conjunction with our Articles of Incorporation, Bylaws, and Board of Directors committee charters, form the framework for our corporate governance. All of these documents are available on our corporate website at www.mannatech.com.

Summary of All Directors and Executive Officers

The following table sets forth certain information regarding our executive officers and directors, including their ages as of April 20, 2018:

Name	Age	Position
Alfredo (Al) Bala	57	Chief Executive Officer and President
Erin K. Barta	48	General Counsel and Corporate Secretary
Joel Bikman	45	Chief Operating and Marketing Officer
Landen Fredrick	46	Chief Global Sales Officer and President, North America
David A. Johnson	47	Chief Financial Officer
Ronald D. Norman	59	Senior Vice President, Treasurer
Yong Jae (Patrick) Park	49	Regional President, Asia
Christopher J. Simons	55	Regional President EMEAA, Central and South America
J. Stanley Fredrick	79	Chairman of the Board of Directors
Linda K. Ferrell, Ph.D.	58	Independent Board Member
Gerald E. Gilbert	84	Independent Board Member
Larry A. Jobe	78	Independent Board Member
Kevin Robbins	50	Non-employee Board Member
Eric W. Schrier	66	Independent Board Member
Robert A. Toth	65	Vice Chairman of the Board of Directors and an Independent Board Member

The following biographical information about our directors and executive officers listed above is in alphabetical order:

Alfredo (Al) Bala joined Mannatech in October 2007 as Senior Vice President, Global Sales. He was then named Executive Vice President, Sales in June 2011. Due to his involvement in Mannatech’s global sales and marketing efforts, in January 2012, Mr. Bala was named Executive Vice President, Sales & Marketing. Mr. Bala was promoted in February 2014 to serve as President International, Executive Vice President, Chief Sales & Marketing Officer. Mr. Bala was named President of the Company in May 2014. In August 2015, he was promoted to CEO. Mr. Bala served as Chief Operating Officer of Britt Worldwide, LLC, one of the largest independent Amway network marketing organizations, from 1992 to 2006. While with Britt Worldwide, his main focus was providing motivation, training and tools for associates in the field in more than 65 countries across the globe. Mr. Bala was also heavily involved in the launch and re-launch of over 60 international markets, including BRICS markets (Brazil, Russia, India, China and South Africa), which propelled the Britt Worldwide international sales volume to more than $500 million. Mr. Bala served as manufacturing plant manager for Bose Corporation from 1983 to 1992. He is conversant and/or fluent in more than 13 languages. In addition to more than 20 years of domestic and international experience in network marketing, Mr. Bala’s proven record includes growing a major direct sales organization to $750 million, reaching more than one million people in 60 countries. Mr. Bala received an Associate Degree in Electrical Engineering from the Community College of Rhode Island.

Erin K. Barta joined Mannatech in November 2006 as Senior Corporate Counsel. She was named Assistant General Counsel in March 2009 and was named General Counsel and Corporate Secretary in August 2013. Ms. Barta is responsible for overseeing the Legal and Business Ethics teams and our Regulatory group. Prior to joining Mannatech, Ms. Barta served as Corporate Counsel and later Senior Corporate Counsel for Metromedia Restaurant Group, a subsidiary of Metromedia Company. She has a B.S. from Texas Woman’s University and received her J.D. from Texas Wesleyan University, now the Texas A&M University School of Law.
Joel Bikman, Chief Operating Officer and Chief Marketing Officer, joined Mannatech in 2014 and provides the Company with significant experience within the direct selling, nutrition and personal care industries. He is responsible for overseeing Supply Chain, Logistics, Facilities, R&D and Marketing in order to provide a consistently excellent experience to each customer and independent Associate. Prior to joining Mannatech, Mr. Bikman held senior sales and marketing roles with Isagenix, FreeLife and TriVita and business development and account management positions within the advertising industry. He holds a BA in Communications and an MBA from Brigham Young University.
Linda K. Ferrell, Ph.D. was appointed to the Board as a Class III director in April 2015.  Her current term as director expires in 2020. She also serves as Chairwoman of the Associate Compliance Committee and serves on the Science and Marketing Committee. She is currently Chair of the Marketing Department in the Raymond J. Harbert College of Business at Auburn University. Prior to joining Auburn University, she served as a Distinguished Professor of Leadership and Business Ethics at Belmont University. Prior to joining Belmont, she served as a professor of marketing for nine years at the University of New Mexico and was involved in outreach in the business ethics area with $2.5 million in grants from the Daniels Fund. She is Immediate Past President of the Academy of Marketing Science. She served six years on the board of the National Association of State Boards of Accountancy (NASBA) Center for the Public Trust where she assisted in developing Ethical Leadership Certification for students and practitioners.  She also serves on the Board of Directors for the Direct Selling Education Foundation (DSEF), in an endowed board seat, and on the DSEF Executive Committee and Academic Advisory Committee. She has published refereed or peer reviewed articles concerning marketing/business ethics, ethics training methods and effectiveness, strategic philanthropy, and the legalization of business ethics.  She is a co-author of textbooks, including Business Ethics: Ethical Decision Making and Cases; 11th edition and Business: A Changing World, 10th edition; Management, 4th edition; and Business and Society, 6th edition. She received her BS in Retailing-Fashion Merchandising and her MBA from Illinois State University. She received her Ph.D. in Business Administration, management concentration, from the University of Memphis in 1996.
J. Stanley Fredrick has served as a Class II director since September 2001. His current term as director expires in 2019. From November 2003 through January 2009, Mr. Fredrick served as the Lead Director for the Board. In January 2009, Mr. Fredrick was elected to serve as the Chairman of the Board of Directors. In 2003, Mr. Fredrick was a founding board member of Professional Bank in Dallas, Texas, a boutique bank that provided certain financial resources to its customers. He co-founded Cameo Couture, Inc., which operated as Colesce Couture, a distributor of intimate apparel, and Colony House, Inc., a private label cookware company, both of which operated through direct selling channels. Mr. Fredrick also co-founded Irving National Bank Shares, a commercial bank holding company, and served as a consultant to the bank from 1994 until it was sold in 2000. He currently serves on the board of Wine Shop at Home, a party planning company in Napa, California. Mr. Fredrick has been actively involved for more than 40 years in the Direct Selling Association, a national trade association of leading firms that manufacture and distribute goods and services directly to consumers. He has served on the Direct Selling Association’s Board of Directors and various committees thereof. From 1987 to 1988, Mr. Fredrick served as Chairman of the Direct Selling Association and from 1988 to 1990, he served as Chairman of the Direct Selling Education Foundation. He has been inducted into the Direct Selling Association’s highest honor, the “Hall of Fame,” as well as into the Direct Selling Education Foundation “Circle of Honor.” Mr. Fredrick received a B.A. in English from Central State University, in Edmond, Oklahoma.
Landen Fredrick is the Chief Global Sales Officer and President, North America. Mr. Fredrick coordinates worldwide sales activity and has P&L responsibility for all sales activity in the United States and Canada.  Mr. Fredrick has been a part of Mannatech since 2006, Mr. Fredrick has played a key role in developing and driving systems to create efficiencies and manage scale for the Company. Mr. Fredrick is also the chairman of the M5M Foundation, a non-profit organization benefitting children in need. Mr. Fredrick also is a member of the Board of Directors of the Direct Selling Association.  Mr. Fredrick owned a web and advertising business, Killian Fredrick, from 2001 to 2006. Mr. Fredrick earned a BA from Abilene Christian University in 1995 and his MBA from Amber University in 1997.

Gerald E. Gilbert has served as a Class I director since June 2003 and he is the Chairman of the Nomination/Governance and Compliance Committee. He also serves on the Audit Committee, the Compensation and Stock Option Plan Committee, Associate Compliance Committee and the Science and Marketing Committee. His current term as director expires in 2018. A former Assistant U.S. Attorney, from 1968 until his retirement in December 2002, Mr. Gilbert practiced law with the international law firm of Hogan and Hartson L.L.P., now known as Hogan Lovells L.L.P. His legal and business expertise includes international trade, national trade associations, and various areas of consumer products. From 1968 to 1999, Mr. Gilbert served as General Counsel to the Direct Selling Association. Mr. Gilbert was the recipient of the “Hall of Fame Award,” which is the Direct Selling Association’s highest honor. He also served as General Counsel to the World Federation of Direct Selling Associations and the Tropical Forest Foundation. Mr. Gilbert served in the U.S. Naval Reserve from 1956 to 1992 and was promoted to Rear Admiral (Two Stars), the top ranking officer in the Naval Reserve JAG Corps. During his distinguished military service, Mr. Gilbert received numerous awards, including the “Legion of Merit.” He is also a Past National President of the Federal Bar Association. He received a B.A. degree in English from Denison University, in Granville, Ohio and a Juris Doctor from the University of Virginia School of Law, in Charlottesville, Virginia. Mr. Gilbert is a member of the State Bars of Virginia and the District of Columbia and is admitted to practice before the United States Supreme Court.
Larry A. Jobe has served as a Class I director since January 4, 2006. His current term as director expires in 2018. In February 2007, Mr. Jobe began serving as Chairman of our Audit Committee. Mr. Jobe also serves on the Nominating/Governance and Compliance Committee, Compensation and Stock Option Plan Committee, Associate Compliance Committee and Science and Marketing Committee. Mr. Jobe serves as Chairman of Legal Network, Ltd., a firm he founded in 1993 that provides staffing and litigation support to law firms and corporate legal departments. He also currently serves as President and founder of P 1 Resources, LLC, which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was Chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. He is also a founder and Board Member of Peloton College, a for-profit accredited career school, since October 2005. From 1973 to 1991, he served in various capacities, including as member of the Executive Committee and Chairman of the Strategic Planning Committee with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe previously served as the Chairman of Independent Bank of Texas and Chairman of the Audit Committee for U.S. Home Systems, Inc. In addition, Mr. Jobe served as Chairman of the Audit Committee and a member of the Board of Directors of SWS Group, Inc., a Dallas-based New York Stock Exchange member from July 2005 through December 2014. He is a member of the Board of the Dallas Seminary Foundation. He received a B.B.A. degree in Accounting from the University of North Texas, in Denton, Texas. Mr. Jobe maintained an active Certified Public Accounting (CPA) license from 1962 to 2002 and currently maintains his license on an inactive or retired status.
David A. Johnson joined Mannatech in July 2013 as Controller.  He was named Chief Accounting Officer in July 2015 and Chief Financial Officer in May 2016. He brings to Mannatech more than 23 years of experience in reporting financial results to investors, creditors and management with a focus on improving the financial operations of the enterprise by financial planning and analysis, and working capital management. He leads the company’s accounting, finance and treasury teams. Prior to Mannatech, Mr. Johnson has held several financial management positions, including manager of accounting at Safety-Kleen and financial controller at Copart. He has four years of experience in public accounting. He is a Certified Public Accountant and holds a BA and MA in Economics from Florida State University and a MA in Accounting from The University of Texas at Dallas.
Ronald D. Norman joined Mannatech in May 1996 and was named Senior Vice President and Treasurer in February 2014. Prior to his current position, he was promoted to Senior Vice President International in June 2011 and previously served for several years as Vice President of International Operations. From 1996 to 2005, he held various positions within Mannatech’s finance department. Prior to joining Mannatech, Mr. Norman had 15 years of experience in public accounting, focusing on providing tax, accounting, finance and general business consulting services to entrepreneurial and growth stage companies with an emphasis on preparing these companies for entry into the public markets or preparing them for international expansion. Mr. Norman received both his B.S. and M.S. degrees from Baylor University. He is a Certified Public Accountant licensed in the State of Texas and is a member of the American Institute of Certified Public Accounts and Dallas Chapter of the Texas Society of Certified Public Accountants. He and his family are volunteers for events sponsored by the Special Olympics and various other autism and special needs advocacy groups.

Patrick Park joined Mannatech in 2009 as General Manager, South Korea. Mr. Park was promoted to General Manager Taiwan and Korea in May 2012 and to Regional Vice President, Northern Asia in September 2013 before promotion to his current position, Regional President, Asia, in May 2014.  Mr. Park has management responsibilities for the South Korea, Japan, Taiwan, Hong Kong and China markets.  Prior to joining Mannatech, Mr. Park served 19 years in the direct sales industry, including working at Herbalife from March 1993 to November 2006 where he worked on distributor operations and played a key role in international expansion to Russia, Korea, Thailand, Chile, Indonesia, Turkey and India. Mr. Park is fluent in English and Korean.
Kevin Robbins, son of Mannatech co-founder Ray Robbins, was appointed to the Board in December 2016 as a Class I director. His current term as director expires in 2018. He also serves on the Science and Marketing Committee. He began his part time career as an independent associate for the Company in 1994. By 1996, Mr. Robbins was able to dedicate his career as an independent associate for the Company on a full-time basis. In 2003, he was awarded as the global recipient of the Ray Robbins Giving Spirit Award. In 2000, Mr. Robbins was elected to represent the Company’s North America field as part of the North American Advisory Council. He originally served five years on the advisory council, and was later re-elected for another three-year term. As part of the advisory council, Mr. Robbins served as Chairman for five years where he worked closely with the Company to develop new compensation plans, new incentive trips, and training programs with respect to Associates in North America. In 2012, he was recognized as one of the Top Global Business Builders of the Year by the Company. Prior to joining Mannatech, Mr. Robbins worked as a Realtor for Coldwell Banker. He earned Rookie of the Year and Top Listing agent for his branch. He was introduced to the direct sales industry when he was just 20 years old as a sales representative of Cutco and later as Area Sales Manager. Mr. Robbins earned a Bachelor of Business Administration in Marketing at The University of Texas at Arlington.
Christopher J. Simons, Regional President of EMEAA, Central and South America, joined Mannatech in 2008 as Director of Sales, South Africa. Since joining Mannatech, Mr. Simons has provided pivotal leadership in several markets helping the Company's sales Associates advance their business and personal development. Prior to his time at Mannatech, Mr. Simons spent 19 years in the direct sales industry as a field leader and business manager for one of the largest independent networks of direct sellers in the world. Throughout his career, he has played an integral role in leading company launches in a variety of global markets. He has overseen the deployment of global systems incorporating events and business education platforms that have resulted in more than $1 billion in revenues in those specific markets. Mr. Simons is known for working very closely with his field leaders, and creating a market where those leaders have the freedom and support to thrive, while also building an operation that is set up for ongoing, sustainable business.
Eric W. Schrier was appointed to the Board as a Class II director in October 2014. He also serves on the Company’s Audit Committee, Compensation and Stock Option Plan Committee, Associate Compliance Committee, and is Chairman of the Science and Marketing Committee. His term as director expires in 2019. Mr. Schrier served as President and CEO of The Reader’s Digest Association where he was responsible for $2.4 billion in revenue, 4,500 employees, and more than 100 million customers in 70 countries during his tenure from January 2006 to March 2007. He currently serves as Chairman of the Board of Directors for Edible Media, a multi-platform media company in the farm-to-table food space. He also is a member of the Board of Directors for TEN (The Enthusiast Network) (since January 2011), American Chemical Society (since June 2012), Reader’s Digest Association (since April 2014), and MeQuilibrium (since October 2011). He has previously served on the boards of Willow House (from July 2009 to December 2013), Demdex Corp (from July 2009 to January 2011), and Bonnier USA (from September 2007 to July 2009). Since January 2009, he has consulted with large media corporations to help them create and pursue their digital strategies and diversify their revenue streams. Mr. Schrier earned a Bachelor’s Degree in Human Biology from Brown University in 1973 and a Masters in Journalism from U.C. Berkeley in 1977.
Robert A. Toth has served as a Class III director since March 2008. His current term as director expires in 2020. Mr. Toth is Vice Chairman of the Board and he is the Chairman of the Compensation and Stock Option Plan Committee. He also serves on the Audit Committee, the Nominating/Governance and Compliance Committee, the Associate Compliance Committee, and the Science and Marketing Committee. Mr. Toth was the Co-founder, and until May 2015, was the Chairman of Tatra Spring LLC, a supply chain services company based in Poland and founded in September 2008. He is a director of the Knowtions Company, a performance support systems software firm based in New Jersey. Since 2006, he has worked in venture capital as a private investor focused on new business startups in the technology sector. He has more recently served as a consultant to the direct selling industry. Mr. Toth has over 38 years of direct selling experience. As President of Avon International from 2004 to 2005, his operations included over 120 countries with annual revenues in excess of $5.5 billion.

Mr. Toth began his Avon career in customer service in 1978, then moved to U.S. sales and operations and was promoted to U.S. Director of Sales in 1989. He transitioned to Avon International in 1991 as Director of New Business Development, where he played a lead role in Avon’s market entry plan for Russia. He was based in Warsaw from 1993 to 1997 as Avon’s President of Central and Eastern Europe, where he established and led Avon Poland. From 1997 to 2004, Mr. Toth was based in London where he held a number of senior management positions including Group Vice President, Eastern Europe, Middle East and Africa (1997-1999), Senior Vice President, Europe, Middle East and Africa (1999-2002) and Executive Vice President for Asia-Pacific, Europe, Middle East and Africa (2002-2003). Mr. Toth graduated from LaSalle University in 1974 with a B.A. in Business Administration and was an officer in the U.S. Marine Corps from 1975 to 1978.

Director Qualifications
The Board respects its responsibility to provide oversight, counseling and direction to the management in the interest, and for the benefit of, our shareholders. Accordingly, it seeks to be comprised of directors with diverse skills, experience and qualifications. It is critical that our directors understand the direct selling industry. It is equally important that, collectively, our directors have successful experience in each of the primary aspects of our business, including network marketing, direct sales, finance and audit, product strategy and development, independent associate relations, supply chain management, and sales and marketing.

Linda K. Ferrell, Ph.D. brings to the Board extensive knowledge in marketing and business ethics. Dr. Ferrell's work with the Direct Selling Education Foundation provides her with unique knowledge and perspective as to how direct selling and network marketing are changing and evolving. Dr. Ferrell's knowledge of marketing, business ethics, and the direct selling industry make her a valued member of the Board.

J. Stanley Fredrick, our Chairman and largest shareholder, brings to the Board many years of direct selling experience as well as broad operational and marketing expertise as a co-founder of two direct selling companies. Mr. Fredrick also has significant experience serving on other company boards of directors, as well as the Direct Selling Association’s board and its various committees. Mr. Fredrick’s professional background provides him with a vast understanding of our Company, associate field leadership, and sales techniques.

Gerald E. Gilbert brings to the Board extensive legal and business experience in international trade and various areas of consumer products. Mr. Gilbert served as General Counsel to the Direct Selling Association and as General Counsel to the World Federation of Direct Selling Associations. Mr. Gilbert’s legal expertise in the direct selling industry makes him a valued member of the Board.

Larry A. Jobe brings to the Board extensive experience in management, finance and auditing. Mr. Jobe also has significant experience serving on other public company boards. Mr. Jobe’s considerable experience in public accounting and in evaluating financial statements makes him particularly well-suited to serve as chair of the Audit Committee. Mr. Jobe maintained an active CPA license from 1962 to 2002.

Kevin Robbins is a high-level independent associate in our global downline network marketing system. Mr. Robbins brings to the Board more than 20 years of experience as an independent associate of the Company. Mr. Robbins’ vast understanding of the Company’s independent associate field leadership and the critical issues contributing to the building of a successful business with the Company make him a valued member of the Board.

Eric W. Schrier brings to the Board experience in marketing and digital publishing. Mr. Schrier has significant experience in leading and advising companies on strategies including The Reader’s Digest Association. From July 2009 to December 2013, he served on the board of Willow House, a party plan company. Mr. Schrier’s knowledge of marketing, digital publishing, and leading a large multi-national company makes him a valuable addition to the Board.

Robert A. Toth brings to the Board extensive experience in senior management and as a venture capitalist. Mr. Toth has over 38 years of direct selling experience, principally with Avon Products, Inc. Mr. Toth’s considerable experience with international markets makes him a valuable member of the Board, as international expansion has been, and continues to be, an important part of our long-term strategic plan. Having served in various leadership positions of Avon International, Mr. Toth has an in-depth understanding of the direct selling industry.

Consideration of Director Nominees

Under our Bylaws, the Nominating/Governance and Compliance Committee of our Board of Directors recommends to the Board all candidates for election by our shareholders at each annual meeting of shareholders. Although the Board has not formally established criteria for Board membership, the Board does consider several factors before recommending a candidate for Board membership. These factors include the following:

•	the experience level, mix of skills and other business qualities a potential nominee may possess;

•	the general experience and skill levels of current Board members;

•	the potential nominee’s experience with accounting rules and practices;

•	the verification of background, work, and education of a potential nominee; and

•	other factors as the Nominating/Governance and Compliance Committee may deem in the best interests of our shareholders.

In addition, the Nominating/Governance and Compliance Committee will recommend director candidates in order to ensure that:

•	a majority of the Board of Directors are “independent” as defined by NASDAQ and SEC rules;

•	each of the Audit, Compensation and Stock Option Plan, and Nominating/Governance and Compliance Committees are comprised entirely of independent directors; and

•	at least one member of the Audit Committee has the experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Nominating/Governance and Compliance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating/Governance and Compliance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been properly recommended to it by a shareholder and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a director for re-election, the Nominating/Governance and Compliance Committee will also consider the director’s past performance on the Board. The Nominating/Governance and Compliance Committee will evaluate all proposed director candidates based on the same criteria, with no regard to the source of the initial recommendation of the proposed director candidate.

The Nominating/Governance and Compliance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating/Governance and Compliance Committee believe it is important that Board members represent diverse viewpoints. In considering candidates, the Nominating/Governance and Compliance Committee considers the entirety of each candidate’s credentials, including such candidate’s diverse skills, experience and qualifications.

If a shareholder would like our Nominating/Governance and Compliance Committee to consider specific candidates for nomination to the Board, a shareholder should deliver written notice to our Corporate Secretary at our corporate headquarters, located at 1410 Lakeside Parkway, Suite 200, Flower Mound, Texas 75028, or by fax at (972) 471-1571. As required by our Bylaws, written notice of such proposed candidates for director should be delivered no later than December 31, 2018 to allow the Board time to consider such persons for nomination at our 2019 Annual Shareholders’ Meeting. The written notice should include the candidates’ full name, age, biographical background, and qualifications. If a shareholder intends to present a director nomination at the 2019 Annual Shareholders’ Meeting, the shareholder should follow the procedures described on page [5] of this proxy statement.

Board Leadership Structure and Role in Risk Oversight

Meetings of the Board are presided over by the Chairman of the Board, currently Mr. J. Stanley Fredrick. Our Bylaws do not require that the Chairman be independent. However, the Board believes in the separation of the Chairman and CEO roles. Most important among the considerations to keep these roles separate was that the separation of the Chairman and

CEO positions allows our CEO to focus on operational issues and the Chairman to focus on governance and other related issues.

In addition, we believe that the effectiveness of the Board is enhanced by having separate Chairman and CEO positions.

It is management’s responsibility to manage risk and bring to the Board’s attention any material risks facing the Company. The Board, as a whole and through its committees, regularly reviews various areas of significant risk, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks, cybersecurity and data privacy risks, regulatory risks, and risks posed by significant litigation matters. Our Audit Committee regularly discusses with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, matters reported to the Audit Committee through the internal audit department and through anonymous reporting procedures.

Classes of Our Board of Directors

Seven directors currently serve on the Board, which is divided into three classes serving staggered three-year terms, which expire on the day of our Annual Shareholders’ Meeting. The Board has determined that five of our directors are independent. The members of each of the classes and the expiration dates of their terms as of April 20, 2018, are as follows:

Class	Term Expiration	Directors
Class I	2018	Gerald E. Gilbert*, Larry A. Jobe* , and Kevin Robbins
Class II	2019	J. Stanley Fredrick(1) and Eric W. Schrier*
Class III	2020	Robert A. Toth*(2) and Linda K. Ferrell, Ph.D.*

*	Independent Board Member

(1)	Chairman of the Board of Directors

(2)	Vice Chairman of the Board of Directors

The Board held four regular meetings and five special meetings during 2017. Except for Mr. Schrier, all of our directors attended all of the regular meetings of the Board and of various committees on which they served. Mr. Schrier missed one special meeting of each of the Audit and Compensation Committees. Although we do not have a formal policy regarding attendance by directors at our Annual Shareholders’ Meeting, we encourage and expect all of our directors to attend our Annual Shareholders’ Meeting. All of our directors except for Mr. Schrier attended our 2017 Annual Shareholders’ Meeting, which we held on June 8, 2017. We anticipate that all of our directors will attend our 2018 Annual Shareholders’ Meeting to be held on June 6, 2018.

Director Independence

The Board has determined that each of Messrs. Gilbert, Jobe, Schrier, and Toth and Dr. Ferrell qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of Our Board of Directors

During 2017, the Board had five committees with various functions. All committee members attended all of their regularly scheduled committee meetings. Mr. Schrier missed one meeting of each of the Audit and Compensation Committees. During 2017, the committees held the following number of meetings:

•	Audit Committee: 4 regular meetings and 5 special meetings;

•	Compensation and Stock Option Plan Committee: 4 regular meetings and 1 special meeting;

•	Nominating/Governance and Compliance Committee: 4 regular meetings;

•	Science and Marketing Committee: 4 regular meetings;

•	Associate Compliance Subcommittee: 3 regular meetings; and

•	Associate Compliance Committee: 1 regular meeting .(1)

(1) The sub-committee became a full committee at the August 9, 2017 Board meeting.

As of April 20, 2018, the Board committee membership is as follows:

Director’s Name	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance, and Compliance Committee	Associate Compliance Committee	Science and Marketing Committee
Non-Employee Independent Directors:
Linda K. Ferrell, Ph.D.				C	X
Gerald E. Gilbert	X	X	C	X	X
Larry A. Jobe	C	X	X	X	X
Eric W. Schrier	X	X		X	C
Robert A. Toth(1)	X	C	X	X	X
Non-Employee Directors:
J. Stanley Fredrick(2)
Kevin Robbins					X

X    Member
C    Committee Chairman
(1)    Vice Chairman of the Board of Directors
(2)    Chairman of the Board of Directors

The committees and their functions are as follows:

1.
Audit Committee. Our Audit Committee consists of Messrs. Gilbert, Jobe, Schrier, and Toth and is chaired by Mr. Jobe. The Board has determined that each member of our Audit Committee meets the independence and financial literacy requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules and that Mr. Jobe qualifies as an “audit committee financial expert” as defined by the SEC. Our Audit Committee is primarily responsible for approving all services provided by our independent registered public accounting firm, reviewing our annual audit results, and meeting with our independent registered public accounting firm to periodically review our internal controls, internal control over financial reporting, and financial management practices. Our Audit Committee’s responsibilities are stated more fully in its amended and restated charter, which is posted on our corporate website at ir.mannatech.com. Our Audit Committee’s report appears in this proxy statement on page 36.

2.
Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee consists of Messrs. Gilbert, Jobe, Schrier, and Toth and is chaired by Mr. Toth. The Board has determined that each member of our Compensation and Stock Option Plan Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. None of our executive officers serves as a member of any board of directors or as a member of any other compensation committee for any other entity that has or has had one or more of their executive officers serving as a member of the Board or on our Compensation and Stock Option Plan Committee. Our Compensation and Stock Option Plan Committee is primarily responsible for establishing all compensation for our executive officers and directors including salaries, bonuses, stock option grants, and stock option plan administration. Our Compensation and Stock Option Plan Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. Our Compensation and Stock Option Plan Committee’s responsibilities are stated more fully in its revised charter, which is posted on our corporate website at ir.mannatech.com.

3.
Nominating/Governance, and Compliance Committee. Our Nominating/Governance and Compliance Committee consists of Messrs. Gilbert, Jobe, and Toth and is chaired by Mr. Gilbert. The Board has determined that each member of the Nominating/Governance and Compliance Committee meets the independence requirements for purposes of serving on such committee under applicable NASDAQ and SEC rules. Our Nominating/Governance and Compliance Committee is primarily responsible for reviewing and recommending nominees to the Board, developing plans regarding the size and composition of the Board, developing management succession planning, and establishing and maintaining policies and procedures to handle and investigate complaints, including whistleblower or other confidential complaints. Our Nominating/Governance and Compliance Committee is also responsible for directing the investigation of complaints including advising the Board about the outcome of any complaints or any other legal matters. For information on criteria for director nominees, see “Consideration of Director Nominees”, beginning on page 16. Our Nominating/Governance and Compliance Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com. For additional information on nominating nominees to the Board see “Shareholder Procedures for Nominating Board Members or Introducing Proposals,” beginning on page 6 of this proxy statement.

4.
Associate Compliance Committee. Our Associate Compliance Committee was formed in August 2017 and consists of Messrs. Schrier, Gilbert, Jobe, and Toth and is chaired by Dr. Ferrell. The Associate Compliance Committee is responsible for oversight of management's responsibilities regarding the Company's compliance with legal and regulatory requirements related to the marketing, distribution, and sale of the Company's products by the Company's independent sales associates. The Associate Compliance Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com.

5.
Science and Marketing Committee. Our Science and Marketing Committee was formed in June 2003 and consists of Messrs. Gilbert, Schrier, Robbins, Jobe, Toth, and Dr. Ferrell. The Board elected Mr. Schrier as Chairman of the Science and Marketing Committee. Our Science and Marketing Committee is primarily responsible for overseeing all aspects of our product development and setting the overall direction of our product research and development and the marketing of our innovative products. The committee also oversees management’s implementation and maintenance of the Company’s Global Scientific Advisory Board to aid the Company in driving the development of innovative products for its global markets. The Science and Marketing Committee’s responsibilities are stated more fully in its charter that is posted on our corporate website at ir.mannatech.com.

Shareholder Communication with Our Board of Directors

We request that any shareholders interested in communicating directly with individual directors or with our entire Board submit such correspondence in writing. To submit written correspondence to the Board, fax such correspondence to (972) 471-1571, or send by email to BoardofDirectors@mannatech.com, or mail to Mannatech, Incorporated, Attention Corporate Secretary, “For Mannatech’s Board of Directors,” 1410 Lakeside Parkway, Flower Mound, Texas 75028. Upon receipt, a copy of such correspondence will be given to J. Stanley Fredrick, our Chairman of the Board. All correspondence to specific Board members will be delivered directly to the individual Board member. A voice message can be left for the Board at (972) 471-6512. Our Executive Officers and designated officials may be given access to such shareholder communications with the Board, except in instances in which the charters of our committees require anonymity.

Code of Ethics

In order to help promote the highest levels of business ethics, the Board adopted a Code of Ethics for our executive officers and directors in 2003. The Code of Ethics was amended in April 2006 and is published on our corporate website at ir.mannatech.com. Any change in or waiver from and the grounds for such change in or waiver from our Code of Ethics shall be promptly disclosed by publishing such change or waiver on our corporate website at ir.mannatech.com. Our Code of Ethics applies to all of our executive officers and directors. Our Code of Ethics was designed to ensure that our business is conducted in a consistent legal and ethical manner and sets forth guidelines for all areas of professional conduct, including conflicts of interest, employment policies, protection of confidential information, and fiduciary duties.

Compensation of Directors

We compensate our non-employee directors for serving and participating on the Board, for chairing committees, and for attending Board and Board committee meetings. Our Nominating/Governance and Compliance Committee reviews the compensation of our non-employee directors and recommends to the Compensation and Stock Option Plan Committee any changes to director compensation that the Nominating/Governance and Compliance Committee deems appropriate. Our Compensation and Stock Option Plan Committee then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate and recommends them to the Board. The Board then reviews such recommendations and after due deliberation and consideration approves any such changes it deems appropriate. Non-employee director fees during 2017 were as follows:

	Board Member	Audit Committee	Compensation and Stock Option Plan Committee	Nominating/ Governance and Compliance Committee	Associate Compliance Committee	Science and Marketing Committee
Chairman fee(1)	$372,910	$20,000	$18,000	$12,500	$7,500	$7,500
Vice Chairman fee(1)	$100,000	$—	$—	$—	$—	$—
Independent director retainer(1)	$70,000	$—	$—	$—	$—	$—

Telephonic meeting fee	$500	$500	$500	$500	$500	$500
Re-elected Board members(2)	$—	$—	$—	$—	$—	$—

(1)	The Chairman fee, Vice Chairman fee, and director retainer are paid monthly during the calendar year.

(2)
Each non-employee director re-elected to the Board by our shareholders was granted 5,000 stock options. The stock options are priced on the date of grant and expire in ten years. One-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant.

All directors are reimbursed for any reasonable out-of-pocket travel expenses in connection with their travel to and attendance at any of the Board’s meetings or committee meetings.

For fiscal year 2017, the annual retainer for independent directors was $70,000. Directors received a $500 fee for attending telephonic board and committee meetings. The directors did not receive any fees for attending in-person board or committee meetings. In addition to the cash retainer, each director received $35,000 in equity stock grant, using the closing stock price on January 2, 2018, all of which fully vested upon grant.

For fiscal year 2018, the annual retainer for independent directors will remain at $70,000 and the telephonic Board and telephonic committee meeting fees and chairman, vice chairman, and committee chairman fees will remain at the 2017 levels. In addition to the cash retainer, each director will receive $35,000 in equity stock grant, using the closing stock price on the first trading day of 2019, all of which will fully vest upon grant.

Mr. Tyler Rameson was appointed as an advisory director at the February 9, 2017 Board meeting. The advisory director was paid $1,000 only if he attended a meeting and was reimbursed for travel expenses. The advisory director does not make any decisions and his presence or absence does not affect a quorum being present.

2017 Director Compensation Table

The table below summarizes the compensation paid during 2017 to our non-employee directors. Our non-employee directors do not receive non-equity incentive plan compensation, or nonqualified deferred compensation.

Director	Fees Earned or Paid in Cash (1)		Stock Awards(2)	Option Awards		All Other Compensation		Total
J. Stanley Fredrick	$355,967		$34,997	$—		$25,781	(4)	$416,745
Gerald E. Gilbert	$88,000		$34,997	$—		$472	(4)	$123,469
Larry A. Jobe	$95,500		$34,997	$—		$—		$130,497
Kevin Robbins	$70,000		$34,997	$—		$221,318	(5)	$326,315
Eric W. Schrier	$81,500		$34,997	$—		$945	(4)	$117,442
Linda K. Ferrell, Ph.D.	$77,333		$34,997	$29,332	(3)	$—		$141,662
Robert A. Toth	$193,000		$34,997	$29,332	(3)	$10,236	(4)	$267,565
Tyler Rameson	$4,000	(6)	$—	$—		$2,582	(4)	$6,582

(1)
The amounts reported in this column represent the aggregate dollar amount of annual retainer fees, committee and/or chairmanship fees, and meeting fees, as described in the table above. The Chairman fee is 372,910, and Mr. Fredrick reimburses the company $16,949 for his health insurance.

(2)
As part of the equity component to the director compensation package approved at the December 2016 Board meeting, each director received an unrestricted grant of 1,724 shares of stock. The grant was effective on January 3, 2017 and the price per share was $20.30.

(3)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation”. Mr. Robert Toth and Dr. Linda Ferrell were awarded stock options in connection with their re-election to the Board at the 2017 Annual Shareholders’ Meeting. They each received a grant of 5,000 stock options with an exercise price of $14.18 pursuant to our policy that each non-employee director re-elected to the Board by our shareholders is granted 5,000 stock options. For the aforementioned grants, one-third of the stock options vest on the date of grant, another one-third of the stock options vest on the first anniversary date of the grant, and the remaining one-third of the stock options vest on the second anniversary of the date of grant. The stock options are priced on the date of grant. See table below titled “Directors’ Stock Options Outstanding” for aggregate options outstanding at year-end.

(4)
Included in other compensation is our payment for Mr. Fredrick’s travel of $25,781, Mr. Gilbert's travel of $472, Mr. Schrier's travel of $945, Mr. Toth's travel of $10,236 and Mr. Rameson's travel of $2,582.

(5)
Mr. Robbins holds positions in our associate global downline network marketing system and we paid him commissions of $170,920 in connection therewith. Included in other compensation are our payments for Mr. Robbins' miscellaneous expenses of $398 and consulting fees of $50,000 in connection with the associate commission plan.

(6)
Mr. Tyler Rameson was appointed as an advisory director at the February 9, 2017 Board meeting. The advisory director was paid $1,000 per meeting only if he attended a meeting and he was reimbursed for travel expenses. The advisory director does not make any decisions and his presence or absence does not affect a quorum being present. Mr. Rameson attended four meetings in 2017.

Directors’ Stock Options Outstanding

The table below summarizes the outstanding stock options of our non-employee directors as of December 31, 2017:

Director	Grant Date	Aggregate Number of Shares Underlying Outstanding Stock Options	Exercise Price Per Share	Grant Date Fair Value of Option Awards	Calculated Fair Value Price Per Share	Fair Value of Option Awards Recognized in 2017(a)
J. Stanley Fredrick	June 10, 2010	6,976	$23.70	$82,317	$11.80	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$—
	June 5, 2013	5,000	$9.89	$30,350	$6.07	$—
	February 20, 2014	8,000	$19.60	$97,660	$12.21	$—
	June 22, 2016	5,000	$21.18	$63,205	$12.64	$21,069
		29,976		$291,382		$21,069

Linda K. Ferrell, Ph.D.	April 1, 2015	5,000	$18.55	$55,421	$11.08	$4,607
	June 8, 2017	5,000	$14.18	$29,332	$5.87	$15,295
		10,000		$84,753		$19,902

Gerald E. Gilbert	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	2,315	$24.60	$32,421	$14.00	$—
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$—
	May 28, 2015	5,000	$20.95	$62,740	$12.55	$8,480
		18,315		$238,498		$8,480

Larry A. Jobe	November 20, 2008	1,000	$25.00	$10,300	$10.30	$—
	June 10, 2009	5,000	$30.00	$72,000	$14.40	$—
	August 16, 2010	1,410	$24.60	$19,740	$14.00	$—
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$—
	May 28, 2015	5,000	$20.95	$62,740	$12.55	$8,480
		17,410		$225,817		$8,480

Kevin Robbins	December 7, 2016	5,000	$17.28	$38,877	$7.78	$12,959
		5,000		$38,877		$12,959

Eric W. Schrier	October 29, 2014	5,000	$14.19	$42,545	$8.51	$—
	June 22, 2016	5,000	$21.18	$63,205	$12.64	$21,069
		10,000		$105,750		$21,069

Robert A. Toth	August 16, 2010	2,410	$24.60	$33,751	$14.00	$—
	June 9, 2011	13,157	$11.40	$84,211	$6.40	$—
	February 21, 2013	5,000	$5.72	$17,850	$3.57	$—
	February 20, 2014	5,000	$19.60	$61,037	$12.21	$—
	May 28, 2014	5,000	$14.68	$45,092	$9.02	$—
	June 8, 2017	5,000	$14.18	$29,332	$5.87	$15,295
		35,567		$271,273		$15,295

(a)
Represents the calculated stock-based compensation expense recognized in our consolidated financial statements for the fair value of the option awards in accordance with FASB ASC Topic 718 “Stock Compensation”. Assumptions made in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K filed with the SEC on March 26, 2018.

Directors’ Stock Ownership Guidelines

We encourage our non-employee directors to own shares of our common stock equal to three times the value of a director’s annual board retainer in order to demonstrate to our shareholders and the investment community that our directors are personally committed to our success. However, we do not have a formal policy requiring our directors to own any specific number of shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2018, concerning beneficial ownership of shares of our common stock by (a) each person known by us to beneficially own 5% or more of our outstanding shares of common stock, (b) each of our directors and “Named Executive Officers,” and (c) all of our current directors and executive officers as a group.

Name	Number of Outstanding Shares		Number of Shares Underlying Options (1)	Total Number of Outstanding Shares and Shares Underlying Options (1) (2)	% of Class Outstanding(1)
Beneficial Owners of 5% or More
Tyler Rameson(3)	268,748		—	268,748	9.9%
Michael Challen(4)	190,581		—	190,581	7.0%
Renaissance Technologies LLC / Renaissance Technologies Holdings Corporation(5)	206,581		—	206,581	7.6%
Directors and Named Executive Officers
J. Stanley Fredrick(6)	322,307	(7)	28,309	350,616	12.9%
Robert A. Toth	61,901		32,233	94,134	3.5%
Larry A. Jobe	57,333		17,410	74,743	2.7%
Gerald E. Gilbert	22,901		18,315	41,216	1.5%
Eric W. Schrier	7,401		8,333	15,734	0.6%
Linda K. Ferrell, Ph.D.	7,901		6,666	14,567	0.5%
Kevin A. Robbins	7,657		3,333	10,990	0.4%
Alfredo (Al) Bala	9,480		6,667	16,147	0.6%
Joel R. Bikman	1,900		9,000	10,900	0.4%
Yong Jae (Patrick) Park	—		4,500	4,500	0.2%
All 15 executive officers and directors as a group	501,786		168,933	670,719	24.7%

(1)
Shares of our common stock subject to stock options, warrants, or any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2018, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity.

(2)
The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(3)
The information regarding the beneficial ownership of Tyler Rameson is based on the Schedule 13G filed with the SEC by Mr. Rameson on January 2, 2018, in which Mr. Rameson indicated he had sole power to vote and dispose of all such shares. The address for Mr. Rameson is 1805 Jelinda Drive, Santa Barbara, CA 93101.

(4)
The information regarding the beneficial ownership of Michael Challen is based on the Schedule 13G/A filed with the SEC by Mr. Challen on February 7, 2018, in which Mr. Challen indicated he had sole power to vote and dispose of all such shares. The address for Mr. Challen is 2786 Puesta Del Sol, Santa Barbara, CA 93105.

(5)
The information regarding the beneficial ownership of Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation is based on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation on February 14, 2018, in which each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation indicated it had sole power to dispose of 203,960 of such shares, sole power to vote 203,960 of such shares and shared power to dispose of 2,621 of such shares. The address for Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, NY 10022.

(6)	Mr. Fredrick beneficially owns more than 5% of our common stock. Mr. Fredrick maintains offices at 1410 Lakeside Parkway, Suite 200, Flower Mound, TX 75028.

(7)
The number of shares owned by Mr. Fredrick includes 197,307 shares of our common stock directly held by Mr. Fredrick and 125,000 shares of our common stock held through JSF Resources LTD Partnership. JSF Resources LTD is a limited partnership that is owned by FSJ Secure Trust, of which Mr. Fredrick is the sole beneficiary. Mr. Fredrick pledged 40,000 shares he holds individually as collateral for a loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in their beneficial ownership of our common stock with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports or written representations furnished to us that no other reports were required, we believe that during the year ended December 31, 2017, except as noted below, all of our executive officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. Further, based solely on a review of such reports or written representations furnished to us, during the fiscal year ended December 31, 2017, Gerald E. Gilbert filed a late Form 4 related to an exercise of options on June 15, 2017. For fiscal year ended December 31, 2017, Landen Fredrick failed to file a Form 5 related to shares he failed to report on a Form 3, dated February 16, 2016.

EXECUTIVE COMPENSATION

This executive compensation discussion describes our compensation program for the year ended December 31, 2017 for our Named Executive Officers listed below, which we refer to collectively as our “Named Executive Officers.”

•	Alfredo (Al) Bala – CEO and President

•	Yong Jae (Patrick) Park – Regional President Asia

•	Joel Bikman – Senior Vice President of Sales & Marketing; Effective January 1, 2018 he was promoted to Chief Operating Officer and Chief Marketing Officer

Alfredo (Al) Bala is a Named Executive Officer based on his position, while the other individuals listed above were Named Executive Officers based on compensation earned in 2017.

We compensate our executive officers through our executive compensation program that is designed to maintain a fair, equitable, and competitive compensation package that allows the Company to attract and retain top executive talent. Based on recommendations made by our Compensation and Stock Option Plan Committee, the Board approves all compensation related to our executive officers, including our Named Executive Officers. The Compensation and Stock Option Plan Committee annually reviews each executive officer’s responsibilities and performance. In general, our executive compensation program for executive officers, including our Named Executive Officers, consists of payment of an annual base salary; participation in our Management Non-Equity Incentive Bonus Plan; stock option awards; and certain other benefits and perquisites.

Summary Compensation Table (2016 & 2017)

The following table summarizes the total compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2016 and 2017:

Name & Principal Position	Year	Salary(1)	Bonus		Option Award	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total

Alfredo (Al) Bala CEO and President	2017	$400,000	$5,000		$—	$—	$22,368	$427,368
	2016	$400,000	$—		$—	$—	$26,398	$426,398

Yong Jae (Patrick) Park (4) Regional President Asia	2017	$310,562	$89,000	(5)	$—	$—	$48,657	$448,219
	2016	$297,039	$—		$—	$—	$46,058	$343,097

Joel Bikman Senior Vice President of Sales and Marketing	2017	$295,000	$5,000		$—	$—	$20,270	$320,270
	2016	$295,000	$—		$—	$—	$26,149	$321,149

(1)
The amounts reported in this column represent the total amount paid to the executive during the year as a result of the executive’s annual base salary and the number of payroll periods in the respective year.

(2)	The amounts reported in this column represent non-equity incentive plan compensation under our Management Non-Equity Incentive Bonus Plan with respect to prior year performance.

(3)
The amounts reported in this column include, among other items, an automobile allowance or automobile lease payments, matching contributions to our 401(k) plan, life insurance coverage, and statutory pension and insurance paid on behalf of each Named Executive Officer, and are detailed in the “All Other Compensation” table included below.

(4)
Mr. Park’s compensation is denominated in Korean Won except for the Non-Equity Incentive Plan Compensation, which is denominated in United States Dollars. The Company has converted the compensation denominated in Korean Won to United States Dollars using the average daily exchange rate for the period from January 1 through December 31 of the respective year. Using this methodology, the conversion rate for 2017 is 1,123.60 Korean Won per United States Dollar and the conversion rate for 2016 is 1,162.79 Korean Won per United States Dollar.

(5)	The Board of Directors awarded Mr. Park a discretionary bonus of ₩100,000,000 in 2017, which was paid in April 2018.

All Other Compensation Table (2016 and 2017)

The amounts included in the “All Other Compensation” column of the Summary Compensation Table above are broken down as follows:

		Automobile Lease Payments	Company Matching 401(k) Contribution	Life Insurance	Statutory Pension and Insurance(1)	Total All Other Compensation
Name	Yr.	($)	($)	($)	($)	($)

Alfredo (Al) Bala	2017	12,000	8,562	1,806	—	22,368
	2016	12,000	12,592	1,806	—	26,398

Yong Jae (Patrick) Park	2017	24,471	—	3,789	20,397	48,657
	2016	23,646	—	845	21,566	46,057

Joel Bikman	2017	12,000	7,829	441	—	20,270
	2016	12,000	13,855	294	—	26,149

(1)The amounts reported in this column reflect Korean statutory pension and insurance for Mr. Park.

Executive Employment Agreements

We enter into employment agreements with certain executive officers, including our Named Executive Officers. Pursuant to the terms of the employment agreements, some of our executive officers are entitled to severance in certain events of early termination. These provisions are described in the section titled “Potential Payments Upon Termination or Change in Control” appearing later in this Proxy Statement. In the employment agreements, we have agreed to pay relocation expenses for newly hired executives, provide a leased vehicle or pay a monthly automobile allowance, and allow our executives to participate in our Management Non-Equity Incentive Bonus Plan and in all of our other employee benefit plans. In addition, the employment agreements contain covenants regarding (i) confidentiality and non-disparagement that apply to the executive both during and after employment and (ii) non-competition and non-solicitation that apply to the executive during employment and for one year after termination. The following is a description of the other material terms of the employment agreements with our Named Executive Officers as of December 31, 2017:

Named Executive Officer	Position	Effective Date of Agreement	Expiration Date		2016 Annual Base Salary		2017 Annual Base Salary		2018 Annual Base Salary
Alfredo (Al) Bala	CEO	October 2007	September 2018	(1)	$400,000		$400,000		$420,000
Yong Jae (Patrick) Park	Regional President Asia	October 2009	September 2018	(2)	$313,500	(3)	$283,800	(3)	$355,900	(3)

(1)	The employment agreement for Mr. Bala had an initial term of two years with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

(2)	The employment agreement for Mr. Park had an initial term of one year with automatic renewals for successive one-year periods unless terminated pursuant to the terms of the contract.

(3)
Mr. Park’s annual base salary was ₩330,000,000 for 2016, ₩330,000,000 for 2017, and ₩400,000,000 for 2018 converted to United States Dollars using an exchange rate of ₩1,053 per $1 for 2016, ₩1,163 per $1 for 2017, and ₩1,124 per $1 for 2018.

In his role as Executive Vice President, Sales & Marketing, we entered into a two-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Bala in October 2007. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Bala an annual base salary of $275,000. In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Compensation and Stock Option Plan Committee review Mr. Bala’s base salary annually in accordance with their annual review of salaries for our Named Executive Officers and make any adjustments they deem appropriate. In 2008, we increased Mr. Bala’s annual base salary to $290,000. Effective for 2012, we increased Mr. Bala’s annual base salary to $300,000 in connection with his promotion to Executive Vice President, Sales & Marketing. In February 2014, we increased Mr. Bala’s annual base salary to $324,000 in connection with his performance evaluation and to align with the compensation levels of our competitors. In May 2014, he was named President, and in August 2015, he was promoted to CEO. His annual base salary was increased to $400,000 as of August 2015. Effective for 2018, his base salary was increased to $420,000.

In October 2009, we entered into a one-year employment agreement, with automatic renewals for successive one-year periods, with Mr. Park, our Regional President Asia. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Park an annual base salary of approximately $117,000 (₩123,000,000 at ₩1,052.88 per $1). In accordance with the terms of the employment agreement allowing increases to base salary, the Board and the Compensation and Stock Option Plan Committee review Mr. Park’s base salary annually in accordance with their annual review of salaries and make any adjustments they deem appropriate. In 2011, we increased Mr. Park’s annual base salary to approximately $139,000 (₩146,324,375 using aforementioned exchange rate). Effective for 2012, we increased Mr. Park’s annual base salary to approximately $175,000 (₩184,500,000 using aforementioned exchange rate). Effective for 2013, we increased Mr. Park’s annual base salary to approximately $227,000 (₩238,978,500 using aforementioned exchange rate). In November 2013, we increased Mr. Park’s annual base salary to approximately $247,000 (₩260,486,560 using aforementioned exchange rate). In November 2014, we increased Mr. Park’s annual base salary to approximately $285,000 (₩300,000,000 using aforementioned exchange rate) in connection with his performance evaluation and to align with the compensation levels of our competitors. In 2016, Mr. Park’s annual base salary was increased to (₩330,000,000) and in 2018, his annual base salary was increased to (₩400,000,000).

2017 Grants of Plan Based Awards

There were no grants of Plan Based Awards to our Named Executive Officers in 2017.

Equity Compensation Plan Information

We use stock option plans to encourage investment by our officers, employees, and non-employee directors in shares of our common stock so they will have an increased vested interest in and greater concern for Mannatech’s welfare.

The Board and a majority of our shareholders approved the Mannatech, Incorporated 2017 Stock Incentive Plan (the "2017 Plan") at the annual shareholder's meeting in June 2017. Our 2017 Plan replaced the Mannatech, Incorporated 2008 Stock Incentive Plan (the "2008" Plan) and enables us to attract and retain employees, consultants and directors who will contribute to our long-term success and aligns the interests of those individuals with the interests of our shareholders. Awards of stock options, including incentive and non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units may be issued under our 2017 Plan. The Compensation and Stock Option Plan Committee administers the 2017 Plan. The 2017 Plan is our only equity compensation plan in effect as of December 31, 2017, although outstanding awards granted under the 2008 Plan are governed by the terms of the 2008 Plan.

There are 250,000 shares of our common stock currently reserved for issuance under our 2017 Plan, which includes certain shares available for issuance under our predecessor stock plan. In the event of certain changes to our common stock, including due to a merger, consolidation, reorganization, reincorporation, stock dividend, non-cash dividend, stock split, liquidation, combination, stock exchange, or change in corporate structure, we may adjust the number of shares subject to our 2017 Plan and to any outstanding awards.

Generally, the exercise price with respect to stock options or stock appreciation rights granted pursuant to our 2017 Plan cannot be less than 100% of the fair market value per share of our common stock on the date of grant. Unless the Compensation and Stock Option Plan Committee specifies otherwise, in general, stock options and stock appreciation rights vest annually over a two- or three- year period and have a ten-year term.

Participants in our 2017 Plan may pay the exercise price for stock options in cash, shares of common stock, via a broker-assisted cashless exercise method or in any other form of legal consideration that the Compensation and Stock Option Plan Committee approves. Stock appreciation rights may be settled in shares of our common stock or in cash, as determined by the Compensation and Stock Option Plan Committee.

Our 2017 Plan also permits awards of restricted shares of our common stock, or restricted stock, and restricted units. The Compensation and Stock Option Plan Committee determines the vesting schedule for such awards.

If we undergo a change in control or certain other significant corporate transactions, our 2017 Plan provides that we may provide for the assumption, continuation, substitution for, or cancellation (with or without payment for consideration) of any outstanding awards. For purposes of our 2017 Plan, a “change in control” generally means (a) the sale of at least 40% of the properties or assets of the Company based on gross fair market value, (b) a change in the Board resulting in the current directors (along with any directors nominated for election or appointed by at least 2/3 vote of the directors) ceasing to comprise at least a majority of the Board, (c) shareholder approval of the liquidation or dissolution of the Company, or (d) the acquisition of beneficial ownership of more than 50% of the voting power of the Company.

In the event that any award under our 2017 Plan is determined to be nonqualified deferred compensation subject to Section 409A of the Code, the award will have to comply with certain technical tax limitations with respect to when awards may be exercised or paid for.

Our 2017 Plan will terminate automatically on April 16, 2027, unless the Board terminates it sooner. The Board may amend our 2017 Plan at any time but to the extent shareholder approval is necessary pursuant to the 2017 Plan or marketplace rules of NASDAQ, an amendment may not become effective until we obtain shareholder approval.

The following table provides information as of April 20, 2018 about our common stock that may be issued upon the exercise of stock options under the 2017 and 2008 Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by shareholders	414,956	$16.59	56,154
Equity compensation plans not approved by shareholders	—	—	—
Total	414,956		56,154

Non-Equity Incentive Plan

We award annual cash bonuses under our Management Non-Equity Incentive Bonus Plan for achievement of specified performance objectives within a specific performance period, which is typically one year or less. We make awards from an established incentive pool. The Compensation and Stock Option Plan Committee determines the total size of our incentive pool by taking into account our financial performance. We believe this pool-based bonus system helps foster teamwork and ensures that all executives work collectively to improve our performance.

2017 Non-Equity Incentive Plan

For 2017, the Board approved two bonus opportunities for our Named Executive Officers, regional presidents and other senior executives designated by the Compensation and Stock Option Plan Committee under our Management Non-Equity Incentive Bonus Plan. The common measurement for both bonus opportunities is based on Operating Profit, as determined by generally accepted accounting principles (“GAAP”).

Our Named Executive Officers and other senior management designated by the Compensation and Stock Option Plan Committee were eligible for a bonus if the Company achieved Operating Profit targets as of the end of fiscal year 2017. To achieve a bonus opportunity, the actual Operating Profit for fiscal year 2017 must have been equal to or greater than the Operating Profit targets as set forth below. The maximum potential bonus that senior executives, Messrs. Bala, Bikman, L. Fredrick, Johnson, Park, and Simons, are entitled to receive under this bonus opportunity is 100% of their respective base salaries. The maximum potential bonus for other executives is either 12.50% or 25% depending on the actual Operating Profit target achieved. Bonuses are earned and payable after the Audit Committee has accepted the financial statements for full-year 2017.

The following table represents the 2017 Operating Profit targets and bonus opportunities:
2017 Operating Profit Targets – Annual Bonus

	1st Target	2nd Target	3rd Target	4th Target
Operating Profit Target (1)	$8.0 million	$10.0 million	$12.0 million	$14.0 million
Senior Executive Bonus Opportunity (2)	25%	50%	75%	100%
Executive Bonus Opportunity (3)	12.50%	25%	—%	—%
(1) After accrual of Annual Bonus Opportunity
(2) Messrs. Bala, Bikman, L. Fredrick, Johnson, Park, and Simons are eligible for the Senior Executive tier of the 2017 Mannatech Management Bonus Plan.
(3) This bonus tier is reserved for other members of senior management as designated by the Compensation and Stock Option Plan Committee.
For the year ending December 31, 2017, the Company earned $2.5 million in operating income, and the 1st Operating Profit target was not achieved.

401(k) Plan

On May 9, 1997, we adopted a 401(k) Pre-tax Savings Plan (the “401(k) Plan”). All full time employees, including our Named Executive Officers, who have completed three months of service and are at least 21 years of age are eligible to participate in our 401(k) Plan. During 2017, employees were allowed to contribute to our 401(k) Plan up to the maximum annual limit of their current annual compensation, as statutorily prescribed. The 401(k) plan permits matching employer contributions in the amount of $0.50 for each $1.00 contributed by a participating employee up to a maximum of 6% of the participant’s annual salary. The 401(k) Plan also allows us to make discretionary profit-sharing contributions each year based upon our profit. Employee contributions and our matching contributions are paid to a corporate trustee and are invested as directed by the participant. Our contributions to our 401(k) Plan vest over five years or earlier if the participant retires at age 65, becomes disabled, or dies. Distributions to participants may be made in the case of financial hardship, and distributions may be made in a lump sum. Our 401(k) Plan is intended to qualify under Section 401(a) of the Code, so that contributions made by employees or by us to our 401(k) Plan, and income earned on these contributions, are not taxable to our employees until withdrawn from the 401(k) Plan.

2017 Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth certain information about outstanding equity awards held by our Named Executive Officers at December 31, 2017:

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)

Alfredo (Al) Bala
February 21, 2013	1,667	—	—	$5.72	February 21, 2023	—	—
February 20, 2014	5,000	—	—	$19.60	February 20, 2024	—	—
August 26, 2015(1)	—	—	—	$—	—	5,000	$84,750
	6,667	—

Joel R. Bikman
April 28, 2014	5,000	—	—	$17.10	April 28, 2024	—	—
August 26, 2015	4,000	2,000	—	$16.95	August 26, 2025	—	—
	9,000	2,000

Yong Jae (Patrick) Park
October 28, 2014	4,500	—	—	$14.33	October 28, 2024	—	—
	4,500	—

(1)
On August 26, 2015, the Board granted Mr. Bala 10,000 shares at $16.95 per share of restricted stock that vests as follows: 2,500 on August 26, 2016, 2,500 on August 26, 2017, 2,500 on August 26, 2018, and 2,500 on August 26, 2019

Retirement Benefits and Non-Qualified Deferred Compensation

Our Named Executive Officers do not participate in any retirement plans, pension plans (other than the 401(k) Plan) or non-qualified deferred compensation plans.

Option Exercises and Stock Vested

No stock options were exercised for any Named Executive Officers during 2017. During 2017, 2,500 shares of restricted stock awarded to Mr. Bala on August 26, 2015 vested.

Potential Payments Upon Termination or Change in Control

Mr. Bala and Mr. Park are the only Named Executive Officers who have employment agreements with the Company. Each employment agreement provides for certain payments and benefits in the event of early termination. However, none of these employment agreements requires payment upon a change in control of the Company. The 2017 Plan does, however, provide for accelerated vesting of options in the event of a change in control or other event for which the Board determines such accelerated vesting would be equitable under the circumstances. In addition, the 2017 Plan provides that upon termination of employment for cause, all outstanding options, whether vested or unvested, will immediately be forfeited. If employment is terminated for any other reason, the executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to his or her termination of employment. For purposes of the 2017 Plan, the term “cause” will be the same as defined in an executive’s employment agreement and absent such agreement, the term “cause” means (i) the commission of a felony or crime involving moral turpitude or other act of willful malfeasance or material fiduciary breach, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or (iv) a material violation of state or federal securities laws. Under the 2017 Plan, a “change of control” means (a) the sale of at least 40% of the properties or assets of the Company based on gross fair market value, (b) a change in the Board resulting in the current directors (along with any directors nominated for election or appointed by at least 2/3 vote of the directors) ceasing to comprise at least a majority of the Board, (c) shareholder approval of the liquidation or dissolution of the Company, or (d) the acquisition of beneficial ownership of more than 50% of the voting power of the Company. The following discussion summarizes our payment obligations to our Named Executive Officers upon termination or change in control (as defined under “Equity Compensation Plan Information” above) assuming such termination or change in control occurred on December 31, 2017:

Alfredo (Al) Bala – CEO and President:

Under the terms of his employment agreement, if Mr. Bala resigns for good reason or we terminate Mr. Bala without cause or due to disability, he will continue to receive his base salary through the end of the agreement term or for a period of twelve months from his last day of employment, whichever is longer. Notwithstanding the statement above, if Mr. Bala’s employment is terminated for cause, if he resigns without good reason, or is terminated due to his death, he is entitled to (i) any remaining base salary earned and not yet paid through the termination date; (ii) any annual bonus, or portion thereof, that is earned through the termination date; (iii) all reimbursable expenses due but not yet paid through the termination date; and (iv) all earned or vested benefits (or an amount equivalent to the value of such benefits) payable under our benefit plans or arrangements through the termination date. Under the agreement, a termination for “cause” means (A) we have determined that Mr. Bala has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the agreement, (B) Mr. Bala’s violation of any provision or obligation under the agreement, (C) Mr. Bala’s indictment for, or plea of no contest with respect to, any crime that adversely affects the utility of his services to us, or (D) any other act or omission of Mr. Bala involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses us. The agreement defines a resignation for “good reason” as (W) any denial of compensation due and owing to Mr. Bala under the agreement, (X) any requirement that Mr. Bala be based anywhere other than Dallas County, Texas, except for travel incident to our business, (Y) our demotion of Mr. Bala in title or pay, or our removal of a material portion of Mr. Bala’s significant duties or responsibilities without Mr. Bala’s consent, or (Z) our material breach of the agreement. For purposes of the agreement, the term “disability” means Mr. Bala becomes incapacitated by accident, sickness, or other circumstances that, in the reasonable judgment of the Board renders or is expected to render Mr. Bala mentally or physically incapable of performing the essential duties and services required of him under the agreement, with or without reasonable accommodation, for a period of at least 90 consecutive calendar days. As of December 31, 2017, Mr. Bala’s annual base salary was $400,000. Mr. Bala’s employment agreement will renew automatically for a one-year period on September 30 of each year unless terminated pursuant to its terms.

The following table shows the potential payments upon termination of Mr. Bala’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2017.

Termination Event	Cash Severance	Acceleration of Equity Awards	Total Termination Payments
Termination With Cause	$—	$—	$—
Termination Without Cause	$400,000	$—	$400,000
Resignation for Good Reason	$400,000	$—	$400,000
Resignation without Good Reason	$—	$—	$—
Disability	$400,000	$—	$400,000
Death	$—	$—	$—
Non-Renewal of his Employment Agreement	$—	$—	$—
Change in Control	$—	$—	$—

Yong Jae (Patrick) Park – Regional President, Asia:

Under the terms of his employment agreement with Mannatech Korea, Ltd., a subsidiary of the Company, Mr. Park shall receive an end of service payment, regardless of the reason for termination of employment, which will accrue at the rate of forty-five days base salary for each consecutive year of service. Either party may terminate the agreement at any time by giving thirty days advance notice to the other party. The Company may terminate the agreement without notice if Mr. Park materially breaches his duties as set forth in the agreement or in the Company’s regulations or, in the absence of such breach, if the Company pays Mr. Park thirty days base salary in lieu of such advance notice. As of December 31, 2017, Mr. Park’s annual base salary was 330,000,000 KRW. Mr. Park’s employment agreement will renew automatically for a one-year period on September 30 of each year unless terminated pursuant to its terms.

The following table shows the potential payments upon termination of Mr. Park’s employment under the circumstances described above or the occurrence of a change in control assuming such termination or change in control occurred on December 31, 2017.

Termination Event	Cash Severance (1)	Acceleration of Equity Awards	Total Termination Payments
Termination With Cause	$293,594	$—	$293,594
Termination Without Cause	$293,594	$—	$293,594
Resignation for Good Reason	$293,594	$—	$293,594
Resignation without Good Reason	$293,594	$—	$293,594
Non-Renewal of his Employment Agreement	$293,594	$—	$293,594
Change in Control	$—	$—	$—

(1)	All amounts translated from ₩330,000,000 using a 2017 exchange rate of ₩1,124 per $1.

Named Executive Officers Stock Ownership Guidelines

We do not have stock ownership guidelines for our Named Executive Officers.

$1 Million Pay Deductibility Cap

Under Section 162(m) of the Code, public companies are precluded from receiving a tax deduction on compensation paid to "covered employees" in excess of $1 million in any fiscal year. For this purpose, prior to January 1, 2018, "covered employees" generally were the chief executive officer and the three most highly compensated officers of the company (other than the chief executive officer and the chief financial officer). Prior to January 1, 2018, certain types of compensation, including compensation based on performance criteria approved in advance by shareholders, were excluded from this deduction limit. However, this exemption from Section 162(m)'s deduction limit for "performance-based compensation" has been repealed effective for tax years beginning after December 31, 2017, unless such compensation qualifies for transition relief applicable to certain written binding contracts in place as of November 2, 2017. In addition, the scope of "covered employees" has been expanded to include the chief financial officer and certain former officers who were covered employees. Currently, our executive officers’ cash compensation levels have not exceeded the $1 million limit, and our stock option grants have historically been designed to qualify as performance-based compensation under Section 162(m). The Company intends to comply with the transition rule for written binding contracts in place as of November 2, 2017, as long as the Compensation and Stock Option Plan Committee determines that to be in the Company's best interest.

Compensation and Stock Option Plan Committee Interlocks and Insider Participation

Messrs. Jobe, Gilbert, Schrier, and Toth served during 2017 and currently serve on our Compensation and Stock Option Plan Committee. None of these individuals is or has been an officer or employee of ours. None of our executive officers is a member of any other company’s board of directors, or serves as a member of any other company’s compensation committee that has or has had one or more executive officers serving as a member of the Board or our Compensation and Stock Option Plan Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions involving M5M Foundation

For the year ended December 31, 2017, the Company made cash donations of $0.5 million to the M5M Foundation, a 501(c)(3) charitable organization that works to combat the epidemic of childhood malnutrition on a global scale. For the year ended December 31, 2016, the Company made cash donations of $0.6 million to the M5M Foundation. Several of the Company’s directors and officers and their family members serve on the board of the M5M Foundation, including:

•	Alfredo Bala, the Company’s CEO and President;

•	Christopher Simons, the Company’s Regional President EMEAA, Central and South America;

•	Landen Fredrick, the Company’s Chief Global Sales Officer and President, North America and the son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder.

Transactions involving J. Stanley Fredrick

For the years ended December 31, 2017 and 2016, we paid employment compensation of approximately $275,000 and $293,500, respectively, in salary, bonus, auto allowance, and other compensation to Landen Fredrick, son of J. Stanley Fredrick, the Company’s Chairman of the Board and a major shareholder. From January 1 through March 31, 2018, we paid employment compensation of approximately $76,200 in salary, bonus, auto allowance, and other compensation to Landen Fredrick. In addition, Landen Fredrick participated in the employee health care benefit plans available to all employees of the Company. Landen Fredrick has served as Chief Global Sales Officer and President North America since January of 2018. Prior to that, Mr. Fredrick served as Senior Vice President, Global Operations since August 2016, Senior Vice President, Supply Chain and IT since August of 2015. Prior to that, Mr. Fredrick served as Vice President, Global Operations since May of 2013 as Vice President, North American Sales and Operations since January of 2011, as Vice President, North American Sales since February of 2010 and as Senior Director of Tools and Training since his hire in May of 2006. Landen Fredrick also serves on the Board of the M5M Foundation.

Transactions involving Kevin Robbins

Mr. Kevin Robbins was elected to the Board on December 7, 2016. Mr. K. Robbins is an independent associate and the son of Mr. Ray Robbins, a shareholder and holder of multiple positions in the Company's associate global downline network marketing system. The Company pays commissions and incentives to its independent associates and during each of the years 2017 and 2016, the Company paid aggregate commissions and incentives to Mr. K. Robbins of approximately $0.2 million. During the first quarter of 2018, the aggregate amount of commission and incentives paid to Mr. K. Robbins was less than $0.1 million, and he was paid $13,500 for consulting services related to our associate commission plan. Dawn Robbins, the wife of Mr. K. Robbins, is not an independent associate with the Company; however, she does have a preferred customer account. Preferred customers do not participate in the commission plan and do not earn commissions or incentives under the Company’s global associate career and compensation plan. Mr. K. Robbins’ sister, Marla Finley, and sister-in-law, Demra Robbins, who share an account, were paid less than $0.1 million in both 2017 and 2016 and are also independent associates earning commissions under the plan. Mr. K. Robbins' father, Mr. Ray Robbins was paid, during the years 2017 and 2016, the aggregate amount of commission and incentives of $2.4 million and $2.9 million, respectively. For the first quarter 2018, the aggregate amount of commission and incentives paid to Mr. Ray Robbins was approximately $0.5 million. Additionally, the Company contracted with a software development firm owned by Ryan Robbins, Mr. K. Robbins’ brother. The value of the services performed during each of 2017 and 2016 by Mr. Ryan Robbins was less than $0.1 million.

Transactions involving Alfredo (Al) Bala

Johanna Bala, the wife of Alfredo (Al) Bala, the Company’s CEO and President, is an independent associate who earns commissions and incentives in accordance with the Company’s global associate career and compensation plan. The aggregate amount of commission and incentives paid to Johanna Bala was approximately $0.1 million in each of 2017 and 2016. During the first quarter of 2018, the aggregate amount of commissions and incentives paid to Johanna Bala was less than $0.1 million.

Review and Approval of Related Party Transactions

Our Audit Committee reviews all relationships and transactions, including relationships and transactions with our directors, director nominees, executive officers and their immediate family members, as well as holders known by us to own more than 5% of any class of our voting securities and their family members, who have a direct or indirect material interest. Although the Board does not have a formal policy with respect to related party transactions, in approving or rejecting such proposed transactions, our Audit Committee considers the nature of the related party transaction, the amount and material terms of the transaction, whether the transaction is on terms no less favorable to Mannatech than terms generally available in a similar transaction with an unaffiliated third party, whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Mannatech, and other facts and circumstances available and deemed relevant to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our purpose is to assist the Board in overseeing its financial reporting, internal controls, and audit functions. Larry A. Jobe has been the Audit Committee’s Chairman since February 2007 and is designated by the Board as the financial expert of our Audit Committee. Other members include Messrs. Gerald E. Gilbert, Eric W. Schrier and Robert A. Toth. The Board has determined that each of the Audit Committee’s members meet the independence and financial literacy requirements for purposes of serving on such committee under applicable rules of NASDAQ and the SEC. We operate under a written charter adopted by the Board. We review and address the adequacy of our charter on an annual basis. See our Fifth Amended and Restated Charter of the Audit Committee, which is posted on the Company’s corporate website at ir.mannatech.com.

We are responsible for reviewing the Company’s consolidated financial statements, its systems of internal controls, and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Our activities are in no way designed to supersede or alter our responsibilities or the responsibilities of the Company’s independent registered public accounting firm. We assist the Board in fulfilling its responsibilities for oversight of the quality and integrity of the Company’s accounting, auditing, and reporting practices, and such other duties as directed by the Board. Our role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of audits performed by the Company’s independent registered public accounting firm. We strengthened our ability to assist the Board of Directors, and formed a subcommittee called the Disclosure Committee. The Disclosure Committee is comprised of high level employees and officers who report to us and the Company’s Chief Executive Officer and Chief Financial Officer. The Disclosure Committee is responsible for reviewing all of the Company’s filings with the SEC. We have furnished the Board with the following report:

We have reviewed and discussed with the Company’s management their consolidated audited financial statements as of and for the year ended December 31, 2017, and the certification process required by the Sarbanes-Oxley Act of 2002. The Company has represented to us that its consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also discussed the following with BDO USA, LLP, the Company’s independent registered public accounting firm: (i) the auditor’s responsibilities, (ii) any significant issues arising during the audit, and (iii) other matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees.” We received the written disclosures from BDO USA, LLP required by Rule 3520 of the PCAOB. We have discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from Company management. In addition, we have discussed the adequacy of the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and its management.

Based on the review and discussions referred to above, we recommended to the Board and the Board subsequently approved, that the Company’s year-end audited consolidated financial statements be included in the Company’s 2017 Annual Report on its Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee

Larry A. Jobe, Chairman
Gerald E. Gilbert
Eric W. Schrier
Robert A. Toth

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the 2018 Annual Shareholders’ Meeting. However, if any other matters properly come before us at the 2018 Annual Shareholders’ Meeting or any adjournments or postponements thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

ADDITIONAL INFORMATION AVAILABLE

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF OUR 2017 ANNUAL SHAREHOLDERS’ REPORT, WHICH INCLUDES CERTAIN INFORMATION THAT WAS CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K. OUR ANNUAL SHAREHOLDERS’ REPORT AND FORM 10-K CAN BE VIEWED ON OUR CORPORATE WEBSITE AT WWW.MANNATECH.COM OR UPON WRITTEN REQUEST BY ANY SHAREHOLDER.

FORWARD-LOOKING STATEMENTS

Certain disclosures and analysis in this proxy statement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain events, risks, and uncertainties that may be outside our control. Forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. Similarly, descriptions of our objectives, strategies, plans, goals, targets, or other statements other than statements of historical fact contained herein are also considered forward-looking statements. All of these statements are based on assumptions that are subject to change and other risks. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our business are set forth in our filings with the SEC. Estimates of future financial or operating performance provided by us are based on existing market conditions and information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon many factors, including the success of our international operations, our ability to attract and retain associates, changes in laws and governmental regulations and changes in market conditions. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Dated: April 20, 2018

Appendix A
MANNATECH, INCORPORATED
FREQUENTLY ASKED QUESTIONS
Our Board of Directors (the “Board”) urges all shareholders to read all of the information included in the proxy materials provided to them. As a courtesy, the Board is providing each shareholder with the following list of frequently asked questions in hopes of eliminating some of the more commonly asked questions and keeping our shareholders informed of the various policies and procedures that must be followed for the 2018 Annual Shareholders’ Meeting.

1.	Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?
Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

2.	Why didn’t I receive a Notice of Internet Availability of Proxy Materials?
We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials. In addition, we are providing the Notice of Internet Availability of Proxy Materials by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where materials are available.
If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

3.	How can I access the proxy materials over the Internet?
Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the 2018 Annual Shareholders’ Meeting on the Internet. Our proxy materials are also available on our company website at ir.mannatech.com.

4.	What is the difference between a proxy-voting card and a ballot?
A proxy-voting card is mailed to a shareholder. The proxy-voting card gives specific instructions on how to cast a vote prior to our 2018 Annual Shareholders’ Meeting by mail, telephone, or the Internet. The instructions on the proxy-voting card are different depending on whether the shareholder owns shares directly or through a broker. Shareholders should read and follow all of the instructions in their packets to ensure their votes are counted. Ballots will be handed out at the 2018 Annual Shareholders’ Meeting to shareholders of record who own shares on the close of business on April 9, 2018 and to beneficial owners who own shares on the close of business on April 9, 2018 that have obtained a legal proxy from their broker of record.

5.	What shares owned by a shareholder can be voted either by proxy or at the 2018 Annual Shareholders’ Meeting?
All shares owned directly by a shareholder of record or indirectly as a beneficial owner as of the record date, April 9, 2018, may be voted by the shareholder prior to the meeting by telephone or through the Internet, or by returning a proxy card, without having to attend the shareholder meeting in person. At the 2018 Annual Shareholders’ Meeting, shares may be voted using a ballot by (i) shareholders of record who are verified with a valid form of identification and (ii) beneficial owners who are verified with a power of attorney from the broker of record giving them authority to vote at the meeting. If a shareholder does not have this information from his or her broker, our Inspector of Elections will not be able to count such shareholder’s vote because the broker may have already cast a vote on such shareholder’s behalf. We strongly recommend that a shareholder read the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy-voting card received by the shareholder or provided by the shareholder’s broker prior to the 2018 Annual Shareholders’ Meeting to understand how to cast a vote at the meeting. A shareholder’s broker can usually mail or fax a shareholder any necessary paperwork prior to the meeting.

6.	What is the difference between direct ownership and beneficial ownership?
A shareholder has DIRECT OWNERSHIP over its shares if such shareholder is a holder of record of our common stock, meaning the shareholder either holds stock certificates in the shareholder’s own name or holds book-entry shares registered in the shareholder’s own name. This is evidenced by the shareholder’s receipt of all mailings directly from either our transfer agent, Computershare, or us. A shareholder has BENEFICIAL OWNERSHIP over its shares if such shareholder has delivered its stock certificates to a broker or purchased shares through a broker and receives all of our mailings either from a broker or through a solicitor, which is usually Broadridge Financial Solutions, Inc. As a beneficial owner, the shareholder still owns the shares, but our transfer agent does not have individual shareholders’ names from the brokers. The only information our transfer agent has is the aggregate total number of shares each broker of record holds on behalf of its clients.

7.	How is voting different for direct holders versus beneficial owners?
Our transfer agent has the names of the shareholders who directly hold shares of our common stock, but it does not have any detailed information (such as the individual names or number of shares held) concerning shareholders who own shares through brokers. Only the individual brokers have the detailed information about each shareholder’s beneficial ownership. Each brokerage group is responsible for reporting its clients’ votes to our transfer agent and for providing all mailings to our shareholders who own stock through their brokerage firm. Each brokerage group also has its own set of instructions on how to cast a vote with such brokerage firm.

8.	What does it mean if I received more than one set of materials?
This means your shares are registered with different names. For example, you may own some shares directly as a “holder of record” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

9.	Can I change my proxy vote?
Both direct shareholders and beneficial shareholders can revoke a proxy-vote prior to commencement of the 2018 Annual Shareholders’ Meeting. Attendance at the 2018 Annual Shareholders’ Meeting will not in itself constitute a revocation of a shareholder’s proxy-vote. Generally, shareholders may revoke their proxy-vote by submitting a new proxy-vote with a later date or by voting in person at our 2018 Annual Shareholders’ Meeting. Shareholders should call the telephone number listed within the shareholder information packets to obtain specific instructions on how to revoke their proxy-vote. Specific instructions on how to revoke a proxy-vote may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder.
Each set of instructions should include the shareholder’s account number and the solicitor’s telephone number and email address. Our Inspector of Elections will only count the verified proxy-votes received from each shareholder and brokerage firm with the latest date. Each share of our common stock represents one vote. Shareholders should call the telephone number provided to them in their shareholder information packets if they are unsure or have any questions. Telephone numbers may be different depending on whether a shareholder is a direct shareholder of record or a beneficial shareholder. The telephone numbers may also be different if a shareholder holds shares at different brokerage firms.

10.	How can I attend the 2018 Annual Shareholders’ Meeting?
The 2018 Annual Shareholders’ Meeting will be held on June 6, 2018 at 9:00 a.m., Central Daylight Time, at the Grapevine Convention Center in Grapevine, Texas. Shareholders will be admitted upon check-in. No cameras or recording equipment will be permitted in the meeting room.

11.	Where can I find the voting results of the 2018 Annual Shareholders’ Meeting?
We will announce preliminary voting results of the 2018 Annual Shareholders’ Meeting in a press release issued on or about June 6, 2018 and will publish final voting results on Form 8-K, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before June 12, 2018.

12.	Can I have someone else cast a vote for me at the 2018 Annual Shareholders’ Meeting?
In order to have someone else cast your vote at the meeting, you must provide the person with whom you would like to cast your vote a power of attorney form. This person is called a shareholder designee (“designee”). A valid power of attorney form must be notarized and contain the following:

•	the date;

•	the full name of the designee;

•	the number of shares you hold and to be voted by the designee;

•	the nature and extent of the authority granted to the designee;

•	the expiration date that terminates the designee’s rights to cast your vote on your behalf; and

•	your signature.

The original power of attorney form must be attached to the ballot that is turned in at the meeting by the designee. If you are a beneficial owner, you must also provide the proper documentation from your broker of record to the designee, which would allow you to vote and attend the meeting. The designee should then attach all of the original form(s) to the ballot to be turned in at the 2018 Annual Shareholders’ Meeting.

The designee must complete a separate ballot and attach the original power of attorney form and/or the proper documentation from the broker (only if the shares are held through a broker) and must sign each ballot as your designee.

13.	How can I vote against some or all of the nominees for the Board?
To vote against some or all of our Board nominees, you should check the “WITHHOLD ALL” or the “FOR ALL EXCEPT” boxes next to the name of each of the applicable nominees on the proxy-voting card or ballot.

14.	How can I write-in a nominee for the Board?
You CANNOT write-in additional Board nominees on your proxy-voting card when voting by mail, telephone, or the Internet. You may ONLY write-in the names of additional nominees for whom you wish to vote in person on the ballot at the 2018 Annual Shareholders’ Meeting.
To write-in a nominee on the ballot at the 2018 Annual Shareholders’ Meeting, you should check the “WITHHOLD ALL” or “FOR ALL EXCEPT” box and identify the nominees for which you desire to vote against. You should then write-in your nominee(s) in the blank provided. You may only write-in as many nominees as you voted against. For example, if there were a total of two nominees listed on the ballot and you withheld a vote for one of the two nominees, one additional nominee may be written in.

15.	How can I recommend that a person be listed on the ballot as a nominee for the Board?
Shareholder recommendations for nominee(s) for the Board should have been submitted to our General Counsel by December 22, 2017, in order for the Board to have considered such persons for nomination at the 2018 Annual Shareholders’ Meeting. Nominee recommendations should include a candidate’s name, age, biographical information, and qualifications. Upon receipt, our General Counsel forwards the list of nominees to our Nominating/Governance and Compliance Committee. Our Nominating/Governance and Compliance Committee reviews all of the nominees and recommends a list of nominees to the Board. The Board then votes on the nominees. Only the nominees approved by the Board will be listed on our ballot, proxy-voting card, and in our proxy statement on Schedule 14A. To submit recommendations for a nominee to the Board at the 2019 Annual Shareholder Meeting, a shareholder should submit in writing the nominee's information to our General Counsel by December 21, 2018. The nomination should be either faxed to (972) 471-1571 or mailed to our General Counsel at Mannatech, Incorporated, 1410 Lakeside Parkway, Suite 200, Flower Mound, Texas 75028.

16.	How are the votes counted?
Our Inspector of Elections will be responsible for tabulating all of the votes for the 2018 Annual Shareholders’ Meeting. The presence, in person or by proxy-vote, of the holders of at least a majority of shares of our common stock outstanding, as of the record date, is necessary to have a quorum for the 2018 Annual Shareholders’ Meeting. “ABSTAIN” votes and “broker non-votes” will be counted as present for purposes of determining a quorum. A “broker non-vote” occurs when brokers holding shares in “street name” have not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the 2018 Annual Shareholders’ Meeting or is not permitted to vote those shares on a non-routine matter.

In tabulating the votes, if a proxy-vote or ballot is signed by the shareholder but submitted without providing specific voting instructions, the shareholder’s vote will be counted as a vote “FOR” each of the proposals. If your shares are held in “street name” and you do not provide specific voting instructions to your broker, then your shares will not be included in the vote for Proposal 1 (Election of Directors) or Proposal 3 (“Say-on-Pay” Advisory Vote) but will be voted at the discretion of your broker with respect to Proposal 2 (Ratification of Auditors).
For Proposal 1 (Election of Directors) — If a quorum is obtained, our Class I directors will be elected by a plurality of the shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote. This means that the three nominees receiving the highest number of affirmative votes at the meeting will be elected as our three Class I directors. Votes marked “FOR ALL” will be counted in favor of all nominees. Votes marked “WITHHOLD ALL” will be counted against all nominees. To specify differently, a shareholder must check the “FOR ALL EXCEPT” box and then write the names of the nominees for whom the shareholder wishes to vote against. Votes marked “WITHHOLD ALL” have no effect on the vote since a plurality of the votes is required for the election of each nominee. Shareholders may not abstain from voting with respect to the election of directors.

A shareholder cannot write-in the names of additional nominees when voting by proxy. However, at the meeting, shareholders of record will be allowed to write-in additional names of nominee(s) on the ballot. To write-in a nominee on the ballot, the shareholder will need to check the “WITHHOLD ALL” or “FOR ALL EXCEPT” box and identify each of the nominees for which the shareholder does not wish to vote in the space provided. The shareholder will then be allowed to write-in only as many nominees as the shareholder has withheld votes from. For example, if there are a total of three nominees listed on the ballot and the shareholder wishes to withhold its vote for one of the three nominees, the shareholder should list the name of the one nominee for whom the vote is withheld and write-in up to one additional name for nominee to the Board.

For Proposal 2 (Ratification of Auditors) — If a quorum is obtained, and a majority of the shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2018, will be approved. Votes marked “FOR” Proposal 2 will be counted in favor of the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2018. An abstention from voting on Proposal 2 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 2.

For Proposal 3 (“Say-on-Pay” Advisory Vote) — If a quorum is obtained, and a majority of shares represented, in person or by proxy, at the 2018 Annual Shareholders’ Meeting and entitled to vote, are in favor of Proposal 3 the current executive compensation program will be approved by shareholders on an advisory basis. Votes marked “FOR” Proposal 3 will be counted in favor of the current executive compensation program. An abstention from voting on Proposal 3 will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “ABSTENTION” will have the same effect as a vote “AGAINST” Proposal 3. “Broker non-votes” are not considered shares entitled to vote for purposes of Proposal 3 and thus will have no effect on the outcome of the approval, on an advisory basis, of our executive compensation program.

17.    What should I do if I never received my proxy materials or if the proxy materials have been lost?
You should contact your broker’s customer service department. The broker should verify that you were a shareholder on the close of business on April 9, 2018 and give you specific instructions on how to obtain new proxy materials and cast a vote. Anyone can view our 2018 proxy statement for the 2018 annual meeting by logging onto our corporate website, ir.mannatech.com

MANNATECH

1410 Lakeside Parkway
Suite 200
Flower Mound, TX 75028

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Mannatech, Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Larry A. Jobe   02 Kevin Robbins   03 Gerald Gilbert

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2018.	☐	☐	☐
3. To approve on an advisory basis executive compensation ("Say-on-Pay").	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his discretion.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000378335_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

MANNATECH, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 6, 2018

The shareholder(s) hereby appoint(s) Robert A. Toth as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mannatech, Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Daylight Time, on Wednesday, June 6, 2018, at the Grapevine Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000378335_2 R1.0.1.17

(Continued and to be signed on reverse side)